                                                                   Exhibit 10.51


================================================================================

                          LOAN AND SECURITY AGREEMENT

                           Dated as of July 13, 1999

                                     Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                as the Lenders,
                                --------------

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                 as the Agent
                                 ------------

                                      and

                       ADVANCED MICRO DEVICES, INC., and


                  AMD INTERNATIONAL SALES AND SERVICE, LTD.,

                         collectively, as the Borrower
                         -----------------------------

                                  Arranged by

                        BANC OF AMERICA SECURITIES, LLC

                  as Sole Lead Arranger and Sole Book Runner
                  ------------------------------------------

================================================================================

                               TABLE OF CONTENTS

Section                                                                                                        Page
----------                                                                                                     ----
 ARTICLE 1   INTERPRETATION OF THIS AGREEMENT.......................................................            1

       1.1   Definitions............................................................................            1
       1.2   Accounting Terms; UCC Terms............................................................           25
       1.3   Interpretive Provisions................................................................           25

 ARTICLE 2   LOANS AND LETTERS OF CREDIT............................................................           26

       2.1   Revolving Facility.....................................................................           26
       2.2   Revolving Loans........................................................................           26
       2.3   Bank Products..........................................................................           34
       2.4   Letters of Credit......................................................................           35

 ARTICLE 3   INTEREST AND FEES......................................................................           41

       3.1   Interest...............................................................................           41
       3.2   Conversion and Continuation Elections..................................................           42
       3.3   Maximum Interest Rate..................................................................           43
       3.4   Arrangement Fee........................................................................           44
       3.5   Unused Line Fee........................................................................           44
       3.6   Letter of Credit Fee...................................................................           44

 ARTICLE 4   PAYMENTS AND PREPAYMENTS...............................................................           44

       4.1   Revolving Loans........................................................................           44
       4.2   Termination of Facility................................................................           45
       4.3   Payments by the Borrower...............................................................           45
       4.4   Payments as Revolving Loans............................................................           46
       4.5   Apportionment, Application and Reversal of Payments....................................           46
       4.6   Indemnity for Returned Payments........................................................           47
       4.7   Agent's and Lenders' Books and Records; Monthly Statements.............................           47

 ARTICLE 5   TAXES, YIELD PROTECTION AND ILLEGALITY.................................................           48

       5.1   Taxes..................................................................................           48
       5.2   Illegality.............................................................................           49
       5.3   Increased Costs and Reduction of Return................................................           49
       5.4   Funding Losses.........................................................................           50
       5.5   Inability to Determine Rates...........................................................           50
       5.6   Certificates of Lenders................................................................           50
       5.7   Survival...............................................................................           50

Section                                                                                                        Page
----------                                                                                                     ----
 ARTICLE 6   COLLATERAL.............................................................................           51

       6.1   Grant of Security Interest.............................................................           51
       6.2   Perfection and Protection of Security Interest.........................................           52
       6.3   Location of Collateral.................................................................           53
       6.4   Title to, Liens on, and Sale and Use of Collateral.....................................           53
       6.5   Appraisals.............................................................................           54
       6.6   Access and Examination; Confidentiality................................................           54
       6.7   Collateral Reporting...................................................................           55
       6.8   Accounts...............................................................................           56
       6.9   Collection of Accounts; Payments.......................................................           57
      6.10   Inventory; Perpetual Inventory.........................................................           58
      6.11   Documents, Instruments, and Chattel Paper..............................................           58
      6.12   Right to Cure..........................................................................           59
      6.13   Power of Attorney......................................................................           59
      6.14   The Agent's and Lenders' Rights, Duties and Liabilities................................           59

 ARTICLE 7   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES......................................           60

       7.1   Books and Records......................................................................           60
       7.2   Financial Information..................................................................           60
       7.3   Notices to the Lenders.................................................................           62

 ARTICLE 8   GENERAL WARRANTIES AND REPRESENTATIONS.................................................           65

       8.1   Authorization, Validity, and Enforceability of this Agreement and the Loan Documents...           65
       8.2   Validity and Priority of Security Interest.............................................           65
       8.3   Organization and Qualification.........................................................           65
       8.4   Corporate Name; Prior Transactions.....................................................           65
       8.5   Subsidiaries and Affiliates............................................................           65
       8.6   Financial Statements and Projections...................................................           66
       8.7   Solvency...............................................................................           66
       8.8   Debt...................................................................................           66
       8.9   Distributions..........................................................................           66
      8.10   Title to Property......................................................................           66
      8.11   Trade Names............................................................................           66
      8.12   Litigation.............................................................................           67
      8.13   Restrictive Agreements.................................................................           67
      8.14   Labor Disputes.........................................................................           67
      8.15   Environmental Laws.....................................................................           67
      8.16   No Violation of Law....................................................................           68
      8.17   No Default.............................................................................           68

Section                                                                                                       Page
-------                                                                                                       ----
      8.18   ERISA Compliance.......................................................................           68
      8.19   Taxes..................................................................................           69
      8.20   Regulated Entities.....................................................................           69
      8.21   Use of Proceeds; Margin Regulations....................................................           69
      8.22   Copyrights, Patents, Trademarks and Licenses, etc......................................           69
      8.23   No Material Adverse Change.............................................................           69
      8.24   Full Disclosure........................................................................           70
      8.25   Governmental Authorization.............................................................           70
      8.26   Insurance..............................................................................           70

 ARTICLE 9   AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................           70

       9.1   Taxes and Other Obligations............................................................           70
       9.2   Corporate Existence and Good Standing..................................................           71
       9.3   Compliance with Law and Agreements; Maintenance of Licenses............................           71
       9.4   Maintenance of Property................................................................           71
       9.5   Insurance..............................................................................           71
       9.6   Environmental Laws.....................................................................           72
       9.7   Compliance with ERISA..................................................................           72
       9.8   Mergers, Consolidations or Sales.......................................................           72
       9.9   Distributions; Capital Change; Restricted Investments..................................           73
      9.10   Transactions Affecting Collateral or Obligations.......................................           74
      9.11   Guaranties.............................................................................           74
      9.12   Debt...................................................................................           74
      9.13   Prepayment.............................................................................           74
      9.14   Transactions with Affiliates...........................................................           74
      9.15   Investment Banking and Finder's Fees...................................................           75
      9.16   Business Conducted.....................................................................           75
      9.17   Liens..................................................................................           75
      9.18   Fiscal Year............................................................................           76
      9.19   Adjusted Tangible Net Worth............................................................           76
      9.20   EBITDA.................................................................................           76
      9.21   Use of Proceeds........................................................................           77
      9.22   Further Assurances.....................................................................           77

ARTICLE 10   CONDITIONS PRECEDENT...................................................................           78

      10.1   Conditions to Effectiveness............................................................           78
      10.2   Conditions of Initial Loans............................................................           79
      10.3   Conditions Precedent to Each Loan......................................................           81

ARTICLE 11   DEFAULT; REMEDIES......................................................................           82

Section                                                                                                        Page
----------                                                                                                     ----
      11.1   Events of Default......................................................................           82
      11.2   Remedies...............................................................................           85

ARTICLE 12   TERM AND TERMINATION...................................................................           86

      12.1   Term and Termination...................................................................           86

ARTICLE 13   AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS............................           87

      13.1   No Waivers; Cumulative Remedies........................................................           87
      13.2   Amendments and Waivers.................................................................           87
      13.3   Assignments; Participations............................................................           88

ARTICLE 14   THE AGENT..............................................................................           90

      14.1   Appointment and Authorization..........................................................           90
      14.2   Delegation of Duties...................................................................           90
      14.3   Liability of Agent.....................................................................           91
      14.4   Reliance by Agent......................................................................           91
      14.5   Notice of Default......................................................................           91
      14.6   Credit Decision........................................................................           92
      14.7   Indemnification........................................................................           92
      14.8   Agent in Individual Capacity...........................................................           92
      14.9   Successor Agent........................................................................           93
     14.10   Withholding Tax........................................................................           93
     14.11   Collateral Matters.....................................................................           94
     14.12   Restrictions on Actions by Lenders; Sharing of Payments................................           95
     14.13   Agency for Perfection..................................................................           96
     14.14   Payments by Agent to Lenders...........................................................           96
     14.15   Concerning the Collateral and the Related Loan Documents...............................           96
     14.16   Field Audit and Examination Reports; Disclaimer by Lenders.............................           97
     14.17   Relation Among Lenders.................................................................           97

ARTICLE 15   MISCELLANEOUS..........................................................................           97

      15.1   Cumulative Remedies; No Prior Recourse to Collateral...................................           97
      15.2   Severability...........................................................................           98
      15.3   Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver..................           98
      15.4   WAIVER OF JURY TRIAL...................................................................           99
      15.5   Survival of Representations and Warranties.............................................           99
      15.6   Other Security and Guaranties..........................................................           99
      15.7   Fees and Expenses......................................................................          100
      15.8   Notices................................................................................          100

Section                                                                                                        Page
----------                                                                                                     ----
     15.9    Waiver of Notices......................................................................          101
     15.10   Binding Effect.........................................................................          101
     15.11   Indemnity of the Agent and the Lenders by the Borrower.................................          102
     15.12   Limitation of Liability................................................................          102
     15.13   Final Agreement........................................................................          102
     15.14   Counterparts...........................................................................          102
     15.15   Captions...............................................................................          103
     15.16   Right of Setoff........................................................................          103
     15.17   Joint and Several Liability............................................................          103
     15.18   Contribution and Indemnification among the Borrowers...................................          104
     15.19   Agency of the Parent for each other Borrower...........................................          105
     15.20   Priority of Obligations................................................................          105

                            EXHIBITS AND SCHEDULES
                            ----------------------

EXHIBIT A - FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B - FORM OF NOTICE OF BORROWING

EXHIBIT C - FORM OF NOTICE OF CONVERSION/CONTINUATION

EXHIBIT D - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1.1(a) - APPROVED DISTRIBUTORS

SCHEDULE 1.1(b) - ELIGIBLE FOREIGN ACCOUNT DEBTORS

SCHEDULE 6.3 - BORROWER FACILITIES

SCHEDULE 8.3 - ORGANIZATION AND QUALIFICATIONS

SCHEDULE 8.5 - SUBSIDIARIES

SCHEDULE 8.8 - DEBT

SCHEDULE 8.11 - TRADE NAMES

SCHEDULE 8.12 - LITIGATION

SCHEDULE 8.15 - ENVIRONMENTAL LAW

SCHEDULE 8.22 - INTELLECTUAL PROPERTY

SCHEDULE 9.11 - GUARANTIES

                          LOAN AND SECURITY AGREEMENT

          Loan and Security Agreement, dated as of July 13, 1999, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America National Trust and Savings Association ("the Bank") with an office at 55 South Lake, Suite 900, Pasadena, CA 91101, as agent for the Lenders (in its capacity as agent, the "Agent"), and Advanced Micro Devices, Inc. (the "Parent"), a Delaware corporation, with offices at One AMD Place, Sunnyvale, CA 94088 and AMD International Sales and Service, Ltd. ("AMDISS"), a Delaware corporation, as co-borrowers (individually and collectively, the "Borrower").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed in the aggregate $200,000,000 and which extensions of credit the Borrower will use for its working capital needs and general business purposes;

          WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

                                   ARTICLE 1
                                   ---------

                       INTERPRETATION OF THIS AGREEMENT
                       --------------------------------

     .1 Definitions.  As used herein:
     --------------

          "Accounts" means, in respect of each Borrower, all of such Borrower's
           --------
now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

          "Account Debtor" means each Person obligated in any way on or in
           --------------
connection with an Account.

          "ACH Transactions" means any cash management or related services
           ----------------
including the automatic clearing house transfer of funds by the Agent for the account of the Borrower pursuant to agreement or overdrafts.

          "Adjusted Net Earnings from Operations" means, with respect to any
           -------------------------------------
fiscal period of the Parent, the Parent's net income after provision for income taxes for such fiscal period, as determined on a consolidated basis in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Parent or any Subsidiary in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which the Parent or any Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Parent or any such Subsidiary in the form of cash distributions; (e) earnings of any Person to which assets of the Parent or any Subsidiary shall have been sold, transferred or disposed of, or into which the Parent or any Subsidiary shall have been merged, or which has been a party with the Parent or any Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Parent or any Subsidiary or from cancellation or forgiveness of Debt; (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; (h) interest income; and (i) non-cash restructuring charges.

          "Adjusted Tangible Assets" means all of the Parent's assets,
           ------------------------
determined on a consolidated basis in accordance with GAAP, except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) unamortized debt discount and expense; (d) assets of the Parent or any Subsidiary constituting Intercompany Accounts; and (e) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

          "Adjusted Tangible Net Worth" means, at any date:  (a) the book value
           ---------------------------
(after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Parent at such date prepared on a consolidated basis in accordance with GAAP less (b) the
                                                              ----
amount at which the Parent's liabilities would be shown on such consolidated balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means the Bank, solely in its capacity as agent for the
           -----
Lenders, and any successor agent.

          "Agent Advances" has the meaning specified in Section 2.2(i).
           --------------                               --------------

          "Agent's Liens" means the Liens in the Collateral granted to the
           -------------
Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

          "Agent-Related Persons" means the Agent, together with its Affiliates,
           ---------------------
and the officers, directors, employees, agents and attorneys-in-fact of the Agent and such Affiliates.

          "Aggregate Revolver Outstandings" means, at any time: the sum of (a)
           -------------------------------
the unpaid balance of Revolving Loans, and (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

          "Agreement" means this Loan and Security Agreement.
           ---------

          "Anniversary Date" means each anniversary of the Closing Date.
           ----------------

          "Applicable Fee Amount" means, with respect to the Unused Line Fee
           ---------------------
payable hereunder, the amount per annum set forth below opposite the applicable Level below the heading "Unused Line Fee" and, with respect to the Letter of Credit Fee, the amount per annum set forth opposite the applicable Level below the heading "Letter of Credit Fee". The Applicable Fee Amount for any calendar month shall be based on the Average Loan to Availability Ratio for such calendar month.


    Level            Loan to                       Unused            Letter
-------------   Availability Ratio                  Line            of Credit
                ------------------                  Fee               Fee
                                                 ----------       -------------
-------------------------------------------------------------------------------
      1         Greater than or equal to 0%         0.25%            1.50%
                but less than 20%
-------------------------------------------------------------------------------
      2         Greater than or equal to            0.25%            1.625%
                20% but less than 40%
-------------------------------------------------------------------------------
      3         Greater than or equal to            0.375%           1.875%
                40% but less than 60%
-------------------------------------------------------------------------------
      4         Greater than or equal to 60%        0.375%           2.125%
-------------------------------------------------------------------------------

          "Applicable Margin" means, with respect to Base Rate Loans and LIBOR
           -----------------
Rate Loans, the amount set forth below opposite the applicable Level below the heading "Base Rate Spread," or "LIBOR Rate Spread". The Applicable Margin for any calendar month shall be based on the Average Loan to Availability Ratio for such calendar month.

    Level              Loan to                        Base             LIBOR
-------------     Availability Ratio                  Rate              Rate
                  ------------------                 Spread            Spread
                                                   ----------        ----------
-------------------------------------------------------------------------------
      1           Greater than 0% but less           0%                1.50%
                  than 20%
-------------------------------------------------------------------------------
      2           Greater than or equal to           0%                1.625%
                  20% but less than 40%
-------------------------------------------------------------------------------
      3           Greater than or equal to           0.25%             1.875%
                  40% but less than 60%
-------------------------------------------------------------------------------
      4           Greater than or equal to 60%       0.25%             2.125%
-------------------------------------------------------------------------------

          "Approved Distributor" means any distributor identified on Schedule
           --------------------                                      --------
1.1(a), as such Schedule may from time to time be amended by the Borrower with
------
the written consent of the Agent.

          "Arrangement Fee" has the meaning specified in Section 3.4.
           ---------------                               -----------

          "Assignee" has the meaning specified in Section 13.3(a).
           --------                               ---------------

          "Assignment and Acceptance" has the meaning specified in Section
           -------------------------                               -------
13.3(a).
-------

          "Attorney Costs" means and includes all fees, expenses and
           --------------
disbursements of any law firm or other counsel engaged by the Agent.

          "Availability" means, at any time, (a) the Borrowing Base minus (b)
           ------------                                             -----
the Aggregate Revolver Outstandings.

          "Average Loan to Availability Ratio" means, for any calendar month,
           ----------------------------------
the quotient obtained by dividing (a) the total sum of the Loan to Availability Ratios as of the close of business on each day during such calendar month on which Revolving Loans or Letters of Credit were outstanding hereunder by (b) the number of days during such calendar month that Revolving Loans or Letters of Credit were outstanding hereunder.

          "Bank" means Bank of America National Trust and Savings Association, a
           ----
national banking association, or any successor entity thereto.

          "Bank Products" means any one or more of the following types of
           -------------
services or facilities extended to the Borrower by the Bank or any Affiliate of the Bank in reliance on the Bank's agreement to indemnify such Affiliate which are requested by the Borrower pursuant to this Agreement: (i) credit cards; (ii) ACH Transactions; (iii) Rate Protection Arrangements; and (iv) foreign exchange contracts.

          "Bank Product Reserves" means all reserves which the Agent from time
           ---------------------
to time establishes in its reasonable discretion for the Bank Products then provided and outstanding.

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
           ---------------
(S) 101 et seq.).
        -- ----

          "Base Rate" means, for any day, the rate of interest in effect for
           ---------
such day as publicly announced from time to time by the Bank as its "reference rate" (the "reference rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a prime point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

          "Base Rate Loan" means a Revolving Loan during any period in which it
           --------------
bears interest based on the Base Rate.

          "Blocked Account Agreement" means an agreement among the Borrower, the
           -------------------------
Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans
           ---------
made on the same day by the Lenders to the Borrower (or by the Bank in the case of a Borrowing funded by Non-Ratable Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

          "Borrowing Base" means, at any time, an amount equal to (a) the lesser
           --------------
of (i) the Maximum Revolver Amount or (ii) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts of the Parent and AMDISS payable by original equipment manufacturers plus (B) fifty percent (50%) of the Net Amount
                                 ----
of Eligible Accounts of the Parent and AMDISS payable by distributors (such Accounts, the "Distributor Accounts") plus (C) the lesser of (1) $10,000,000 and
                                      ----
(2) fifty percent (50%) of the Eligible Other Foreign Accounts of AMDISS; minus
                                                                          -----
(b) the sum of (i) reserves for accrued interest on the Obligations, (ii) the Bank Product Reserve, if any, and (iii) all dilution (including dilution projected or anticipated by the Agent in the exercise of its reasonable commercial discretion with respect to any deferred revenue related to the Distributor Accounts) and other reserves which the Agent deems necessary in the exercise of its reasonable commercial discretion to maintain with respect to the Borrower's account, including reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

          "Borrowing Base Certificate" means a certificate by a Responsible
           --------------------------
Officer of the Parent, substantially in the form of Exhibit A (or another form
                                                    ---------
acceptable to the Agent) setting
forth the calculation of the Borrowing Base, including a calculation of each component thereof, as of the close of business no more than five (5) Business Days prior to the date of such certificate, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall at any time have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

          "Business Day" means (a) any day that is not a Saturday, Sunday, or a
           ------------
day on which banks in San Francisco, California or New York, New York are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means all payments due (whether or not paid) in
           --------------------
respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

          "Capital Lease" means any lease of property by the Parent or any
           -------------
Subsidiary which, in accordance with GAAP, should be reflected as a capital lease on the consolidated balance sheet of the Parent.

          "Change of Control" means (a) the direct or indirect acquisition by
           -----------------
any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of:

               (i) beneficial ownership of issued and outstanding shares of voting stock of the Parent, the result of which acquisition is that such person or such group possesses in excess of 35% of the combined voting power of all then-issued and outstanding voting stock of the Parent, or

               (ii) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Parent; or

          (b) any decrease in the Parent's percentage ownership of AMDISS after the Closing Date.

          "Clearing Bank" means the Bank or any other banking institution with
           -------------
whom a Payment Account has been established pursuant to a Blocked Account Agreement.

          "Closing Date" means the date of this Agreement.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any successor statute, and regulations promulgated thereunder.

          "Collateral" has the meaning specified in Section 6.1.
           ----------                               -----------

          "Commitment" means, at any time with respect to a Lender, the
           ----------
principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page
-----------
of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment
                                               ------------
may be adjusted from time to time in accordance with the provisions of Section
                                                                       -------
13.3, and "Commitments" means, collectively, the aggregate amount of the
----       -----------
commitments of all of the Lenders.

          "Contaminant" means any waste, pollutant, hazardous substance, toxic
           -----------
substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

          "Credit Support" has the meaning specified in Section 2.4(a).
           --------------

          "Debt" means all liabilities, obligations and indebtedness of the
           ----
Parent or any Subsidiary to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) the Parent's or any Subsidiary's liabilities and obligations to trade creditors;
(ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on the Parent's or any Subsidiary's property, even though the Parent or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities
                 --------  -------
which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent prepared on a consolidated basis in accordance with GAAP;
(iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Parent or any Subsidiary, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities
                  --------  -------
which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent prepared on a consolidated basis in accordance with GAAP; and (v) all obligations and liabilities under Guaranties. Notwithstanding the foregoing,

"Debt" shall exclude all accrued pension fund and other employee benefit plan obligations and liabilities, all deferred taxes and all obligations and liabilities in respect of Rate Protection Arrangements.

          "Debt For Borrowed Money" means, as to any Person, Debt for borrowed
           -----------------------
money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

          "Default" means any event or circumstance which, with the giving of
           -------
notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).
           -----------------                               ------------------

          "Default Rate" means a fluctuating per annum interest rate at all
           ------------
times equal to the sum of (a) the otherwise applicable Interest Rate plus (b)
                                                                     ----
two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points.

          "Distribution" means, in respect of any corporation: (a) the payment
           ------------
or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

          "DOL" means the United States Department of Labor or any successor
           ---
department or agency.

          "Dollar" and "$" means dollars in the lawful currency of the United
           ------       -
States.

          "Domestic Cash" means, as of any date of determination, the amount on
           -------------
such date of all unencumbered Dollar-denominated cash and cash equivalents (determined in accordance with GAAP) of the Borrower and its U.S. Subsidiaries on deposit or otherwise located in the United States on such date.

          "EBITDA" means, with respect to the Parent and its Subsidiaries on a
           ------
consolidated basis for any period, Adjusted Net Earnings from Operations for such period plus, to the extent deducted in computing such Adjusted Net Earnings
            ----
from Operations, the sum of (a) income tax expense, (b) interest expense, and
(c) depreciation and amortization expense.

          "Eligible Accounts" means the Accounts which the Agent in the exercise
           -----------------
of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its reasonable discretion elects, include any Account:

          (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or it is more than 60 days past due;

          (b) with respect to which any of the representations, warranties, covenants, or agreements contained in Section 6.8 are not or have ceased to be
                                      -----------
complete and correct or have been breached;

          (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

          (d) which represents a progress billing (as hereinafter defined); for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon completion by the Borrower or any Affiliate of the Borrower, or any third party sub-contracting with the Borrower, of any further performance under the contract or agreement;

          (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver, trustee, administrator, or conservator for the Account Debtor or for any of the assets of the Account Debtor, including the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor, unless the Agent otherwise agrees in its reasonable discretion not to exclude such Account on such basis; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

          (f) if fifty percent (50%) or more of the aggregate amount (in Dollars or other currency) of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under subsection (a) above;

          (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada (unless such Account Debtor is an Eligible Foreign Account Debtor or is the obligor in respect of an Eligible Other Foreign Account); or (ii) is not organized under the laws of the United States or any state thereof (unless such Account Debtor is an Eligible Foreign Account Debtor or is the obligor in respect of an Eligible Other Foreign Account); or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its reasonable discretion;

          (h) owed by an Account Debtor which is an Affiliate or employee of the Borrower or any Affiliate;

          (i) except as provided in (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

          (j) owed by an Account Debtor to which the Borrower or any Subsidiary is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive all such rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

          (k) owed by the Government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et
                                                                             --
seq.), and any other steps necessary to perfect the Agent's Lien therein, have
---
been complied with to the Agent's satisfaction with respect to such Account;

          (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

          (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

          (n) which is evidenced by a promissory note or other instrument or by chattel paper;

          (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

          (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless such

Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

          (q) which arises out of a sale not made in the ordinary course of the Borrower's business;

          (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

          (s) owed by an Account Debtor which is obligated to the Borrower respecting Accounts the aggregate unpaid gross balance of which exceeds (i) in the case of International Business Machines, 15%, (ii) in the case of Compaq Computer, 10%, (iii) in the case of Gateway, 10%, (iv) in the case of Approved Distributors, 10%, and (v) in all other cases, 5%, of the aggregate unpaid gross balance of all Accounts owed to the Parent and AMDISS at such time by all of their respective Account Debtors, but in each case only to the extent of such excess;

          (t) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the Borrower to the Agent with respect to such Account;

          (u) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

          If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

          "Eligible Assignee" means (a) a commercial bank, commercial finance
           -----------------
company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.

          "Eligible Foreign Account Debtor" means an Account Debtor (a) that
           -------------------------------
does not reside in or have its chief executive office in the United States and that is identified on Schedule 1.1(b), as such Schedule may from time to time be
                      ---------------
amended by the Borrower with the written consent of the Agent, (b) that is otherwise satisfactory to the Agent in its sole discretion, or (c) whose Accounts are fully supported by one or more letters of credit acceptable to the Agent.

          "Eligible Other Foreign Accounts" means Eligible Accounts owing to
           -------------------------------
AMDISS by any Account Debtor that does not maintain its chief executive office in the United States or Canada or is not organized under the laws of the United States or any state thereof (which Account Debtor need not be an Eligible Foreign Account Debtor) up to an amount per Account not to exceed the lesser of
(i) $500,000 or (ii) 0.25% of the aggregate unpaid gross balance of all of the Accounts of AMDISS.

          "Enhanced Covenant Period" means any period of one or more days that
           ------------------------
Net Domestic Cash is less than $100,000,000.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

          "Environmental Lien" means a Lien in favor of any Governmental
           ------------------
Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Environmental Property Transfer Act" means any applicable requirement
           -----------------------------------
of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

          "Equipment" means all of the Borrower's now owned and hereafter
           ---------
acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section

4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          "Event of Default" has the meaning specified in Section 11.1.
           ----------------                               ------------

          "Exchange Act" means the Securities Exchange Act of 1934, and
           ------------
regulations promulgated thereunder.

          "Existing Senior Credit Facility" means the Credit Agreement dated as
           -------------------------------
of July 19, 1996, as amended, by and among the Parent, the financial institutions party thereto as "Banks" and Bank of America National Trust and Savings Association, as administrative agent.

          "FASL" means Fujitsu AMD Semiconductor Limited, a joint venture
           ----
between the Parent and Fujitsu Limited.

          "FDIC" means the Federal Deposit Insurance Corporation, and any
           ----
Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any successor thereto.

          "Fee Letter" means that certain letter agreement dated July 13, 1999,
           ----------
between the Parent and the Agent.

          "Financial Statements" means, according to the context in which it is
           --------------------
used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

          "Fiscal Year" means the Parent's fiscal year for financial accounting
           -----------
purposes. The current Fiscal Year of the Borrower will end on December 26, 1999.

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

          "General Intangibles" means all of the Borrower's now owned or
           -------------------
hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including all rights to payment under contracts, corporate or other business records relating to Accounts and Inventory, tax refund claims, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower. Notwithstanding the foregoing, "General Intangibles" shall exclude (a) any of the foregoing to the extent, but only to the extent, constituting a proceed of, or otherwise arising in respect of, any of the Borrower's real property, fixed tangible assets or Equipment or any collateral pledged as security for the Parent's obligations under the Indenture under that certain Security Agreement dated as of August 1, 1996, between the Parent and IBJ Schroeder Bank and Trust Company, as collateral agent, as in effect on the Closing Date, and (b) any of the Borrower's now owned or hereafter acquired inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses and franchises.

          "German Subsidiary" means, together, AMD Saxony Manufacturing GmbH, a
           -----------------
German corporation, and any company formed under the laws of a jurisdiction other than one of the United States of America for the purpose of holding 100% of the equity in AMD Saxony Manufacturing GmbH.

          "German Subsidiary Accounts" has the meaning specified in Section
           --------------------------                               -------
6.1(a).
------

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Grandfathering Rules" means that any actions taken by the Borrower or
           --------------------
any of its Subsidiaries and any events or circumstances occurring or arising during any time that is not an Enhanced Covenant Period, which actions, events or circumstances were permitted under the terms of this Agreement at the time taken, occurring or arising, shall not constitute a breach of the applicable covenant referencing such Enhanced Covenant Period during any subsequent Enhanced Covenant Period notwithstanding that such actions, events or circumstances would not have been permitted under such covenant, or would have constituted such a breach, had such actions, events or circumstances been taken, occurred or arisen during such Enhanced Covenant Period.

          "Guaranty" means, with respect to any Person, all obligations of such
           --------
Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

          "Indenture" means the Indenture dated as of August 1, 1996, between
           ---------
the Parent, as issuer, and United States Trust Company of New York, as trustee, as supplemented by that certain First Supplemental Indenture dated as of January 13, 1999 and that certain Second Supplemental Indenture dated as of April 8, 1999, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Intercompany Accounts" means all assets and liabilities, however
           ---------------------
arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

          "Interest Period" means, as to any LIBOR Rate Loan, the period
           ---------------
commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, or Notice of Conversion/Continuation; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period shall extend beyond the Stated Termination Date.

          "Interest Rate" means each or any of the interest rates, including the
           -------------
Default Rate, set forth in Section 3.1.
                           -----------

          "Inventory" means all of the Borrower's now owned and hereafter
           ---------
acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in the Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

          "Investment Property" means all of the Borrower's right, title and
           -------------------
interest in and to any and all: (a) securities, whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; and (e) commodity accounts.

          "Investments" has the meaning specified in the definition of
           -----------
Restricted Investments.

          "IRS" means the Internal Revenue Service and any Governmental
           ---
Authority succeeding to any of its principal functions under the Code.

          "Latest Projections" means:  (a) on the Closing Date and thereafter
           ------------------
until the Agent receives new projections pursuant to Section 7.2(f), the
                                                     -------------
projections of the Parent's financial condition, results of operations, and cash flow, for the period commencing on March 29, 1999, and ending on December 30, 2001, and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 7.2(f).
                                                                --------------

          "Lender" and "Lenders" have the meanings specified in the introductory
           ------       -------
paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into
--------
account in determining any Lender's Pro Rata Share.

          "Letter of Credit" means any letter of credit issued or caused to be
           ----------------
issued for the account of the Borrower pursuant to Section 2.4.

          "Letter of Credit Fee" has the meaning specified in Section 3.6.
           --------------------

          "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or
           -----------------------
any other financial institution that issues any Letter of Credit pursuant to this Agreement.

          "LIBOR Rate" means, for any Interest Period, with respect to LIBOR
           ----------
Rate Loans in any Borrowing, the rate of interest per annum determined pursuant to the following formula:

          LIBOR Rate =                        Offshore Base Rate
                      ---------------------------------------------------------
                                     1.00 -- Eurodollar Reserve Percentage

          Where,

               "Offshore Base Rate" means the rate per annum determined by Agent
                ------------------
          as the rate of interest at which dollar deposits in the approximate amount of the Agent's LIBOR Rate Loan comprising part of such Borrowing would be offered by the Agent's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

               "Eurodollar Reserve Percentage" means, for any day during any
                -----------------------------
          Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "LIBOR Rate Loan" means a Revolving Loan during any period in which it
           ---------------
bears interest based on the LIBOR Rate.

          "Lien" means: (a) any interest in property securing an obligation owed
           ----
to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

          "Loan Account" means the loan account of the Borrower, which account
           ------------
shall be maintained by the Agent.

          "Loan Availability Date" has the meaning specified in Section 10.2.
           ----------------------                               ------------

          "Loan Documents" means this Agreement, the Fee Letter and any other
           --------------
agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

          "Loan to Availability Ratio" means, at any time, the ratio of (a) the
           --------------------------
Aggregate Revolver Outstandings at such time to (b) the Borrowing Base at such time.

          "Loans" means, collectively, all loans and advances provided for in
           -----
Article 2.
---------

          "Majority Lenders" means at any time Lenders whose Pro Rata Shares
           ----------------
aggregate more than 66 2/3%, as such percentage is determined under the definition of Pro Rata Share set forth herein.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation T, U or X of the Federal Reserve Board.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Parent and AMDISS taken as a whole or the Collateral taken as a whole; (b) a material impairment of the ability of the Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document, or (ii) the perfection or priority of any material portion of the Agent's Liens.

          "Maximum Rate" has the meaning specified in Section 3.3.
           ------------                               -----------

          "Maximum Revolver Amount" means $200,000,000.
           -----------------------

          "Multi-employer Plan" means a "multi-employer plan" as defined in
           -------------------
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

          "Net Domestic Cash" means, at any time, Domestic Cash at such time
           -----------------
minus the Aggregate Revolver Outstandings at such time.
-----

          "Net Amount of Eligible Accounts" means, in respect of each Borrower
           -------------------------------
at any time, the gross amount of Eligible Accounts of such Borrower less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified
           ----------------       -----------------
in Section 2.2(h).
   --------------

          "Notice of Borrowing" has the meaning specified in Section 2.2(b).
           -------------------                               --------------

          "Notice of Conversion/Continuation" has the meaning specified in
           ---------------------------------
Section 3.2(b).
--------------

          "Obligations" means all present and future loans, advances,
           -----------
liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from any extension of credit, issuance of any letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment from others, and any participation by the Agent and/or any Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" means any Person who shall have been granted the right
           -----------
by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

          "Payment Account" means each blocked bank account established pursuant
           ---------------
to Section 6.9, to which the funds of the Borrower (including proceeds of
   -----------
Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
Governmental Authority succeeding to the functions thereof.

          "Pending Revolving Loans" means, at any time, the aggregate principal
           -----------------------
amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Affiliate Investments" means Investments by the Parent or
           -------------------------------
any Subsidiary in the Parent or any Subsidiary, provided that the amount of all
                                                --------
such Permitted Affiliate Investments made by the Parent or any U.S. Subsidiary during any Enhanced Covenant Period (but subject to the Grandfathering Rules) may not exceed $25,000,000 in the aggregate.

          "Permitted Liens" means:
           ---------------

               (a) Liens for taxes not delinquent or statutory Liens for taxes provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower's books and records and a stay of enforcement of any such Lien is in effect;

               (b)   the Agent's Liens;

               (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

               (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided
                                                                     --------
that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands shall not result in a Material Adverse Effect;

               (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially
                           --------
detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's business;

               (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles);

               (g)   Liens existing as of the Closing Date, provided that no
                                                            --------
such Lien shall encumber any Collateral;

               (h) Liens arising solely by virtue of any statutory or common law provisions relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Restricted Subsidiary to provide collateral to the depository institution;

               (i) Liens on property which is not Collateral in respect of conditional sales contracts or retention of title agreements in connection with the acquisition of property permitted under this Agreement, provided that any
                                                            --------
such Lien shall attach only to the property so acquired;

               (j) Liens on replacement collateral securing the Parent's obligations under the Indenture, which replacement collateral was acquired pursuant to Section 9.8(b)(iv), or Liens on the proceeds of an Event of Loss (as
            -------------------
defined in the Indenture, as in effect on the Closing Date), and any replacement collateral acquired with such proceeds, securing the Parent's obligations under the Indenture; provided that none of such Liens shall attach to any Collateral;
               --------

               (k)   Liens permitted under the Grandfathering Rules under
Section 9.17(b); and
--------------

               (l) the renewal, extension or replacement of any Lien that was, at the time such Lien was incurred or assumed, permitted hereunder, provided
                                                                    --------
that (i) any such renewal, extension or replacement Lien encumbers the same property as the Lien being renewed, extended or replaced and shall not extend to any additional property not encumbered by the prior Lien and (ii) the Debt secured by such renewal, extension or replacement Lien is then permitted hereunder.

          "Person" means any individual, sole proprietorship, partnership,
           ------
limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Premises" means the land and all buildings, improvements, and
           --------
fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, which constitutes all of the real property in which the Borrower has any interest.

          "Pro Rata Share" means, with respect to a Lender, a fraction
           --------------
(expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

          "Rate Protection Arrangements" means (a) any and all rate swap
           ----------------------------
transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Associations, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement), including but not limited to any such obligations or liabilities under any Master Agreement.

          "Real Estate" means all of the present and future interests of the
           -----------
Borrower, as owner, lessee, or otherwise, in the Premises, including any interest arising from an option to purchase or lease the Premises or any portion thereof.

          "Release" means a release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

          "Reportable Event" means, any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Required Lenders" means at any time Lenders whose Pro Rata Shares
           ----------------
aggregate more than 50% as such percentage is determined under the definition of Pro Rata Share set forth herein.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer, Vice Chairman
           -------------------
or the president of the Parent, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Parent, or any other officer having substantially the same authority and responsibility.

          "Restricted Investment" means, as to any Person, any acquisition of
           ---------------------
property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription (collectively, "Investments"), except the following: (a) acquisitions of Equipment in the ordinary course of business to be used in the business of the Parent or its Subsidiaries; (b) acquisitions of Inventory in the ordinary course of business; (c) acquisitions of current assets acquired in the ordinary course of business of the Parent or its Subsidiaries; (d) acquisitions of direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one
                              --------
year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Rate Protection Arrangements; (h) Investments made after the Closing Date in the German Subsidiary not exceeding $100,000,000 in the aggregate funded on or prior to December 31, 1999 (minus the fair market value of all assets transferred or otherwise conveyed to the German Subsidiary by the Parent or any Subsidiary during such period) and other Investments in the German Subsidiary to the extent constituting "Restricted Investments" permitted under
Section 4.07 of the Indenture, as in effect as of the Closing Date; (i) Permitted Affiliate Investments; (j) any Investment made as the result of the receipt of non-cash consideration from an asset sale permitted under Section
                                                                     -------
9.8; (k) loans or advances to employees of the Borrower or any Restricted
---
Subsidiary not to exceed $2,000,000 at any time outstanding; and (l) Investments in replacement collateral to secure the obligations of the Parent under the Indenture which are made in accordance with the Indenture from the proceeds of an Event of Loss (as defined in the Indenture, as in effect on the Closing Date) or as permitted under Section 9.8(b)(iv).
                      ------------------

          "Restricted Subsidiary" means any Subsidiary of the Borrower other
           ---------------------
than the German Subsidiary; provided, however, that the term Restricted
                            --------  -------
Subsidiaries shall include the German Subsidiary if in respect of any Debt or obligations of the German Subsidiary there shall exist at any time any contractual obligation which provides recourse to any assets of, or any contingent obligations or Debt of, the Parent or any of its Subsidiaries, other than as permitted hereunder.

          "Revolving Loans" has the meaning specified in Section 2.2 and
           ---------------                               -----------
includes each Agent Advance and Non-Ratable Loan.

          "Revolving Facility" has the meaning specified in Section 2.1.
           ------------------                               -----------

          "Settlement" and "Settlement Date" have the meanings specified in
           --------------------------------
Section 2.2(j)(i).
----------------

          "Solvent" means when used with respect to any Person that at the time
           -------
of determination:

               (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

               (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

               (iii) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

               (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Stated Termination Date" means July 14, 2003.
           -----------------------

          "Subsidiary" of a Person means any corporation, association,
           ----------
partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

          "Swap Termination Value" means, in respect of any one or more Rate
           ----------------------
Protection Arrangements, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Protection Arrangement, (a) for any date on or after the date such Rate Protection Arrangements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Protection Arrangement, as determined by the Parent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Protection Arrangements (which may include the Bank).

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

          "Termination Date" means the earliest to occur of (i) the Stated
           ----------------
Termination Date, (ii) the date the Revolving Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to
                         -----------
Section 11.2, and (iii) the date this Agreement is otherwise terminated for any
------------
reason whatsoever.

          "UCC" means the Uniform Commercial Code (or any successor statute) of
           ---
the State of California or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

          "Unfunded Pension Liability" means the excess of a Plan's benefit
           --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "Unused Letter of Credit Subfacility" means an amount equal to
           -----------------------------------
$10,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with
                  ----
respect to all Letters of Credit.

          "Unused Line Fee" has the meaning specified in Section 3.5.
           ---------------                               -----------

          "U.S. Subsidiary" means any Subsidiary of the Parent that is organized
           ---------------
under the laws of the United States or any State thereof or that maintains its chief executive office in the United States.

          "Wholly-Owned Subsidiary" means any corporation in which (other than
           -----------------------
directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Parent, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     .2 Accounting Terms; UCC Terms.  (a) Any accounting term used in this
     ------------------------------
Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements. (b) Subject to the preceding subsection (a), any term used herein which is defined in the UCC and which is not otherwise defined in this Agreement shall have the same meaning when used herein as is given to such term in the UCC.

     .3 Interpretive Provisions.  (a) The meanings of defined terms are equally
     --------------------------
applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                   ARTICLE 2
                                   ---------

                          LOANS AND LETTERS OF CREDIT
                          ---------------------------

     .1  Revolving Facility.  Subject to all of the terms and conditions of this
     ----------------------
Agreement, the Lenders severally agree to make available a revolving credit facility of up to $200,000,000 (the "Revolving Facility") for the Borrower's use from time to time during the term of this Agreement. The Revolving Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Borrowing Base in effect from time to time, as described in Section 2.2 and Section 2.4.
             -----------     -----------

     .2  Revolving Loans.  (a)  Amounts.  Subject to the satisfaction of the
     -------------------        -------
conditions precedent set forth in Article 10, each Lender severally, but not
                                  ----------
jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Loan Availability Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower in amounts not to exceed (except for the Bank with respect to Non-Ratable Loans or for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the Borrowing Base. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued, or participate (as provided for in Section 2.4(f)) in the credit support or enhancement provided through the Agent to the Letter of Credit Issuer in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Borrowing Base, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i).
             --------------

           (b)  Procedure for Borrowing.  (i)  Each Borrowing shall be made
           ----------------------------
           upon the Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing in the form of Exhibit B
                                                               ---------
           ("Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Availability, (which must be received by the Agent prior to 11:00 a.m. (Pasadena, California time) (A) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (B) no later than 11:00 a.m. (Pasadena, California time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                    (1)  the applicable Borrower;
                    (2) the amount of the Borrowing, which, in the case of LIBOR Rate Loans, shall be in an amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof;
                    (3)  the requested Funding Date, which shall be a Business
     Day;
                    (4) whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Rate Loans; and
                    (5) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing, if any, to be made on the
--------  -------
Loan Availability Date, such Borrowing will consist of Base Rate Loans only.

                    (ii) With respect to any request for Base Rate Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice, but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                    (iii)  After giving effect to any Borrowing
           of LIBOR Rate Loans, there may not be more than five different Interest Periods in effect hereunder.

           (c)  Reliance upon Authority. On or prior to the Closing Date and
           ----------------------------
thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the deposit account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the individuals authorized to request
        -----------
Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such individual. The Agent shall be entitled to rely conclusively on such individual's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

           (d)  No Liability.  The Agent shall not incur any liability to the
           -----------------
Borrower as a result of acting upon any notice referred to in Sections 2.2(b)
                                                              ---------------
and (c), which notice the Agent believes in good faith to have been given by an
    ---
officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting
                                                 -----------
of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

           (e)  Notice Irrevocable.  Any Notice of Borrowing (or telephonic
                ------------------
notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and
                                         --------------
the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

           (f)  Agent's Election. Promptly after receipt of a Notice of
                ----------------
Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the
                                                             --------------
Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g)
                                                               --------------
apply to such requested Borrowing, or (ii) to request the Bank to make a Non-Ratable Loan pursuant to the terms of Section 2.2(h) in the amount of the
                                      --------------
requested Borrowing; provided, however, that if the Bank declines in its sole
                     --------  -------
discretion to make a Non-Ratable Loan pursuant to Section 2.2(h), the Agent
                                                  --------------
shall elect to have the terms of Section 2.2(g) apply to such requested
                                 --------------
Borrowing.

           (g)  Making of Revolving Loans.
                -------------------------

                    (i) In the event that the Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as
                         --------------
           described in Section 2.2(f), then promptly after receipt of a Notice
                        --------------
           of Borrowing or telephonic notice pursuant to Section 2.2(b), the
                                                         --------------
           Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Pasadena, California time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds
                                  ----------
           of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the deposit account of the Borrower designated in writing by the Borrower and acceptable to the Agent; provided, however, that the amount of Revolving Loans so
                      --------  -------
           made on any date shall in no event exceed the Availability on such date, subject to the provisions of subsection 2.2(a).

                    (ii) Unless the Agent receives notice from a Lender on or prior to the Loan Availability Date or, with respect to any Borrowing after the Loan Availability Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

                    (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its reasonable discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest based on the Base Rate or the LIBOR Rate, at the election of the Borrower, and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

           (h)  Making of Non-Ratable Loans.
           --------------------------------

                    (i) In the event the Agent shall elect, with the consent of the Bank, to have the terms of this Section 2.2(h) apply to a
                                                 --------------
          requested Borrowing as described in Section 2.2(f), the Bank shall
                                              --------------
          make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Bank pursuant to this Section 2.2(h)
                                                                  --------------
          being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to a deposit account of the Borrower designated in writing by the Borrower and acceptable to the Agent. Each Non-Ratable Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 10 will not be
                                                       ----------
          satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. The Bank shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10
                                                                   ----------
          have been satisfied or the requested Borrowing would exceed the Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

                    (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

          (i)  Agent Advances.
          -------------------

                    (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by
                            --------------
          the Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied,
                                            ----------
          to make Base Rate Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 15.7 (any of the advances described in this
                       ------------
          Section 2.2(i) being hereinafter referred to as "Agent Advances");
          --------------
          provided, that the Required Lenders may at any time revoke the Agent's
          --------
          authorization contained in this Section 2.2(i) to make Agent Advances,
                                          --------------
          any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof; and provided further
                                                              -------- -------
          that, subject to the final proviso of Section 13.2, the Agent shall
                                                ------------
          not intentionally make Agent Advances which would cause the Aggregate Revolver Outstandings to exceed the Borrowing Base.

                    (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the Base Rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

          (j)  Settlement.  It is agreed that each Lender's funded portion of
               ----------
the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                    (i) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (Pasadena, California time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans, and the Agent, in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Pasadena, California time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 10 have
                                                               ----------
          then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Base Rate then applicable to the Revolving Loans.

                    (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Base Rate then applicable to the Revolving Loans.

                    (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                    (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or Non-Ratable Loans are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause 2.2(j)(ii) above), as provided for
                                      ----------------
          in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders. Nothing in this Section
                                                                     -------
          2.2(j) is intended to impose any greater obligations on the Borrower
          ------
          to pay interest on the Loans outstanding hereunder than is otherwise provided for in this Agreement.

          (k)  Notation.  The Agent shall record on its books the principal
               --------
amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

          (l)  Lenders' Failure to Perform. All Revolving Loans (other than Non-
               ---------------------------
Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

     .3  Bank Products.  The Borrower may request and the Bank may, in its sole
     -----------------
and absolute discretion, arrange for the Borrower to obtain from the Bank or the Bank's Affiliates Bank

Products, although the Borrower is not required to do so. In the event the Borrower requests the Bank to procure Bank Products, then the Borrower agrees to indemnify and hold the Bank and the Lenders harmless from any and all obligations now or hereafter owing to any other Person by the Bank or any of the Lenders or the Bank's affiliates arising from or related to such Bank Products. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank.

     .4  Letters of Credit.
     ---------------------

            (a)  Agreement to Issue or Cause To Issue. Subject to the terms and
                 ------------------------------------
conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Agent agrees (i) to issue or cause to be issued for the account of the Borrower one or more commercial/documentary and standby letters of credit ("Letters of Credit") and
(ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues Letters of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.4 from time to time during
                                          -----------
the term of this Agreement.

            (b)  Amounts; Outside Expiration Date. The Agent shall not have any
                 --------------------------------
obligation to take steps to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability of the Borrower at such time; or (iii) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance.

            (c)  Other Conditions.  In addition to being subject to the
                 ----------------
satisfaction of the applicable conditions precedent contained in Article 10, the
                                                                 ----------
obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                       (1) The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and the Letter of Credit Issuer; and

                       (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

     (d)  Issuance of Letters of Credit.
          -----------------------------

          (1)  Request for Issuance.  The Borrower shall give the Agent three
              --------------------
 (3) Business Days prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

          (2)  Responsibilities of the Agent; Issuance.  The Agent shall
               ---------------------------------------
determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.4(d)(1), (A) the amount of the applicable Unused
                     -----------------
Letter of Credit Subfacility and (B) the Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability of the Borrower, the Agent shall, so long as the other conditions hereof are met, issue or cause the Letter of Credit Issuer, if not the Bank, to issue the requested Letter of Credit on such requested effective date of issuance.

          (3)  Notice of Issuance.  On each Settlement Date, the Agent shall
               ------------------
give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

          (4)  No Extensions or Amendment.  The Agent shall not be obligated to
               --------------------------
extend or amend any Letter of Credit issued hereunder unless the requirements of this Section 2.4 are met as though a new Letter of Credit were being requested
     -----------
and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this Section 2.4 are met and no Default or Event of Default
                         -----------
exists, no Lender shall decline to consent to any such extension or renewal.

     (e)  Payments Pursuant to Letters of Credit.
          --------------------------------------

          (1)  Payment of Letter of Credit Obligations.  The Borrower agrees to
               ---------------------------------------
reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support immediately upon demand, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to such Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

          (2)  Revolving Loans to Satisfy Reimbursement Obligations.  In the
               ------------------------------------------------------
event that the Letter of Credit Issuer of any Letter of Credit honors a draw under such Letter of Credit or the Agent shall have made any payment pursuant to any Credit Support and the Borrower shall not have repaid such amount to the Letter of Credit Issuer of such Letter of Credit or the Agent, as applicable, pursuant to Section 2.4(e)(1), the Agent shall, upon receiving notice of such
            ----------------
failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of the Letter of Credit Issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 12:00 noon (Pasadena, California time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrower pursuant to Section 2.2 as set forth in
                                                -----------
Section 4.7.

     (f)  Participations.
          --------------

          (1)  Purchase of Participations.  Immediately upon issuance of any
               --------------------------
Letter of Credit in accordance with Section 2.4(d), each Lender shall be deemed
                                    --------------
to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Agent, in connection with the issuance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

          (2)  Sharing of Reimbursement Obligation Payments.  Whenever the Agent
               --------------------------------------------
receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to Section 2.4(e)(2), the Agent shall promptly
                                  -----------------
pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 1:00 p.m. (Pasadena, California time) on such Business Day and otherwise on the next succeeding Business Day.

          (3)  Documentation.  Upon the request of any Lender, the Agent shall
               -------------
furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

          (4)  Obligations Irrevocable.  The obligations of each Lender to make
               ------------------------
payments to the Agent with respect to any Letter of Credit or with respect to any Credit Support provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

              (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

              (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

              (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

              (v)  the occurrence of any Default or Event of Default.

     (g)  Recovery or Avoidance of Payments.  In the event any payment by or on
          ----------------------------------
behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

     (h)  Compensation for Letters of Credit.
          ----------------------------------

          (1)  Letter of Credit Fee.  The Borrower agrees to pay to the Agent
               --------------------
with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section
                                                                       --------
3.6.
---

          (2)  Issuer Fees and Charges.  The Borrower shall pay to the Letter of
               -----------------------
Credit Issuer of any Letter of Credit, or to the Agent for the account of the Letter of Credit Issuer of any such Letter of Credit, solely for such Letter of Credit Issuer's account, such fees and other charges as are charged by such Letter of Credit Issuer for letters of credit issued by it, including its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

     (i)  Indemnification; Exoneration; Power of Attorney.
          -----------------------------------------------

          (1)  Indemnification.  In addition to amounts payable as elsewhere
               ---------------
provided in this Section 2.4, in Section 15.11 and pursuant to any indemnity
                 -----------     -------------
agreement contained in any letter of credit agreement between the Borrower and any Letter of Credit Issuer (whether now existing or hereafter arising), the Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys'
fees) which any Lender or the Agent (other than the Agent in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this Section
                                                                      -------
2.4(i)(1) shall survive payment of all Obligations. Nothing contained in this
---------
Agreement is intended to limit or waive the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise by operation of law or as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

          (2)  Assumption of Risk by the Borrower.  As among the Borrower, the
               ----------------------------------
Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of

Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de
                                                                 -- ---- -- --
facto Governmental Authority. None of the foregoing shall affect, impair or
-----
prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.4(i).
     --------------

          (3) Exoneration. In furtherance and extension, and not in limitation,
              -----------
of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

          (4)  Indemnification by Lenders.  The Lenders agree to indemnify the
               --------------------------
Letter of Credit Issuer (to the extent not reimbursed by the Borrower and without limiting the obligations of Borrower hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to
           --------
the extent it arises from the gross negligence or willful misconduct of the person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by Borrower. The agreement contained in this section shall survive payment in full of all Obligations.

          (5)  Account Party.  The Borrower hereby authorizes and directs any
               -------------
Letter of Credit Issuer to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

     (j)  Supporting Letter of Credit; Cash Collateral.  If, notwithstanding the
          --------------------------------------------
provisions of Section 2.4(b) and Section 12.1 any Letter of Credit is
              --------------     ------------
outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

                                   ARTICLE 3
                                   ---------

                               INTEREST AND FEES
                               -----------------
      .1  Interest.
      ------------

          (a)  Interest Rates.  All outstanding Obligations shall bear interest
               --------------
on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the
         -----------------     ----
Maximum Rate described in Section 3.3. Subject to the provisions of Section 3.2,
                          -----------                               -----------
any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are
                                           -----------
outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

              (i) For all Base Rate Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

              (ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.
                ----

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter.

          (b)  Default Rate.  If any Default or Event of Default occurs and is
               ------------
continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

      .2  Conversion and Continuation Elections. (a) The Borrower may, upon
      ------------------------------------------
irrevocable written notice to the Agent in accordance with Section 3.2(b):

              (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

              (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

          (b) The Borrower shall deliver a notice of conversion/continuation in the form of Exhibit C ("Notice of Conversion/Continuation") to be received by
            ---------
the Agent not later than 11:00 a.m. (Pasadena, California time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

              (i)  the applicable Borrower;

              (ii) the proposed Conversion/Continuation Date;

              (iii)  the aggregate amount of Loans to be converted or renewed;

               (iv) the type of Loans resulting from the proposed conversion or continuation; and

               (v)  the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect hereunder.

     .3  Maximum Interest Rate.  In no event shall any interest rate provided
     -------------------------
for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates
             -----------
otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

     .4  Arrangement Fee.  The Borrower agrees to pay the Agent, for the account
     -------------------
of the Agent and for the account of the Lenders in accordance with their respective Pro Rata Shares, an arrangement fee (the "Arrangement Fee") as required by the Fee Letter, which Arrangement Fee shall be fully earned by the Agent and the Lenders when due as provided in the Fee Letter.

     .5  Unused Line Fee.  Until the Loans have been paid in full and the
     -------------------
Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the Applicable Fee Amount times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of all outstanding Letters of Credit during the immediately preceding month, or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall accrue at all times from and after (but not prior to) the Loan Availability Date. All payments received by the Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.5.
                 -----------

     .6  Letter of Credit Fee.  The Borrower agrees to pay to the Agent, for
     ------------------------
the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Applicable Fee Amount times the undrawn face amount of each Letter of Credit, plus all out-of-pocket costs, fees and expenses incurred by the Agent in
----
connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" payable to such issuer; The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued or deemed issued (in the case of any Existing Letter of Credit) and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 4
                                   ---------

                            PAYMENTS AND PREPAYMENTS
                            ------------------------

     .1  Revolving Loans.  The Borrower shall repay the outstanding principal
     -------------------
balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with
                                                 --------  -------
respect to any LIBOR Rate Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section 5.4. In
                                                              -----------
addition, and without limiting the generality of the foregoing, upon demand the Borrower promises to pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the Borrowing Base.

      .2  Termination of Facility.  Effective from and after the Loan
      ---------------------------
Availability Date, the Borrower may terminate this Agreement upon at least fifteen (15) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4.
                                                                   -----------
If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 11.2, the Borrower
                                                      ------------
shall pay to the Agent,for the account of the Lenders, an early termination fee determined in accordance with the following table:

            Period during which                                       Early Termination
             early termination                                               Fee
                   occurs
-----------------------------------------                 ----------------------------------------
On or prior to the first Anniversary Date                 2.0% of the average Loans and Letters of
                                                          Credit outstanding during the 180 days
                                                          (or lesser period if within 180 days of
                                                          the Closing Date) prior to the date of
                                                          termination.

After the first Anniversary Date but on or                1.0% of the average Loans and Letters of
prior to the second Anniversary Date                      Credit outstanding during the 180 days
                                                          prior to the date of termination;
                                                          provided, however, that in the event this
                                                          --------  -------
                                                          Agreement is terminated after the first
                                                          Anniversary Date in connection with a
                                                          refinancing hereof by a credit facility
                                                          agented by any unit or division of the
                                                          Bank, no early termination fee shall be
                                                          charged.

After the second Anniversary Date but sixty               0.5% of the average Loans and Letters of
(60) days prior to the Stated Termination                 Credit outstanding during the 180 days
Date                                                      prior to the date of termination;
                                                          provided, however, that in the event this
                                                          --------  -------
                                                          Agreement is terminated after the first
                                                          Anniversary Date in connection with a
                                                          refinancing hereof by a credit facility
                                                          agented by any unit or division of the
                                                          Bank, no early termination fee shall be
                                                          charged.

      .3 Payments by the Borrower. (a) All payments to be made by the Borrower
      ---------------------------
shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the
Agent for the account of the Lenders at the Agent's address set forth in Section
                                                                         -------
15.8, and shall be made in Dollars and in immediately available funds, no later
----
than 1:00 p.m. (Pasadena, California time) on the date specified herein. Any payment received by the Agent later than 1:00 p.m. (Pasadena, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      .4   Payments as Revolving Loans. All payments of principal, interest,
      --------------------------------
reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole
            ------------
discretion, subject only to the terms of this Section 4.4, be paid from the
                                              -----------
proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this
                         -------
Section 4.4. The Borrower hereby irrevocably authorizes the Agent to charge the
-----------
Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.7, and
                                                              ------------
agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrower pursuant to Section 2.2.
                                                               -----------

      .5  Apportionment, Application and Reversal of Payments. Aggregate
      -------------------------------------------------------
principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities
                                             -----
or expense reimbursements then due to the Agent from the Borrower; second, to
                                                                   ------
pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans,
          -----
including Non-Ratable

Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable
                          ------
Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving
                          -----
Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth to any amounts owing under
                                             -----
any Bank Product; and seventh, to the payment of any other Obligation due to the
                      -------
Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Agent and the Lenders shall have the
                --------------
continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

      .6 Indemnity for Returned Payments. If, after receipt of any payment of,
      ----------------------------------
or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrower shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section
                                                                       -------
4.6 shall be and remain effective notwithstanding any contrary action which may
---
have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall
                                                            -----------
survive the termination of this Agreement.

      .7  Agent's and Lenders' Books and Records; Monthly Statements.  The
      --------------------------------------------------------------
Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and
                                                             -----------
corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE 5
                                   ---------

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

      .1  Taxes. (a) Any and all payments by the Borrower to each Lender or the
      ---------
Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

          (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

              (ii) the Borrower shall make such deductions and withholdings;

              (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

              (iv) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     .2  Illegality. (a) If any Lender determines that the introduction of any
     --------------
Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the
                                   -----------
Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower may, at its option, borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

     .3  Increased Costs and Reduction of Return. (a) If any Lender determines
     -------------------------------------------
that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, or agreeing to issue, issuing, funding or maintaining any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

     .4  Funding Losses.  The Borrower shall reimburse each Lender and hold each
     ------------------
Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

          (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

     .5  Inability to Determine Rates.  If the Agent determines that for any
     --------------------------------
reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

      .6  Certificates of Lenders.  Any Lender claiming reimbursement or
      ---------------------------
compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     .7  Survival.  The agreements and obligations of the Borrower in this
     ------------
Article 5 shall survive the payment of all other Obligations.

                                   ARTICLE 6
                                   ---------

                                COLLATERAL
                                ----------

      .1  Grant of Security Interest. (a) As security for all Obligations, the
      ------------------------------
Borrower hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

              (i)   all Accounts (including any credit enhancement therefor);

              (ii)  all Inventory;

              (iii) all chattel paper, instruments and documents;

              (iv)  all General Intangibles;

              (v) all money, cash, cash equivalents, securities and other property of any kind of the Borrower held directly or indirectly by the Agent or any Lender;

              (vi) all of the Borrower's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates, including any Payment Account;

              (vii) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

              (viii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies and claims against third parties with respect to all or any of the foregoing.

All of the foregoing and all other property of the Borrower in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral." Notwithstanding the foregoing provisions of this
Section 6.1, such grant of a security interest shall not extend to, and the term
-----------
"Collateral" shall not include, any General Intangibles of the Borrower consisting of licenses, leases or other contracts or any Accounts payable to the Parent by the German Subsidiary (such Accounts, the "German Subsidiary Accounts"), to the extent that (i) such General Intangibles or German Subsidiary Accounts are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing
                               --------  -------
grant of security interest shall extend to, and the term "Collateral" shall include (but subject to the exclusions from the definition of General Intangibles set forth in clauses (a) and (b) of such definition), (A) any General Intangible which is a proceed of, or otherwise related to the enforcement or collection of, any Account (other than any German Subsidiary Account which is excludable as provided above), (B) any and all proceeds of any General Intangibles and of the German Subsidiary Accounts which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded General Intangibles or German Subsidiary Accounts (it being understood by the parties that the Borrower shall be under no obligation hereunder to obtain any such consent), such General Intangibles and German Subsidiary Accounts, as well as any and all proceeds thereof, that might have theretofore have been excluded from such grant of a security interest and the term "Collateral."

          (b)  All of the Obligations shall be secured by all of the Collateral.

     .2  Perfection and Protection of Security Interest. (a) The Borrower shall,
     --------------------------------------------------
at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by the Agent; (v) placing notations on the Borrower's books of account to disclose the Agent's security interest; (vii) delivering to the Agent all letters of credit on which the Borrower is named beneficiary; and
(viii) taking such other steps as are reasonably deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Agent thereof and shall, at the request of Agent, notify such Person of the Agent's security interest in such Collateral and instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located on any operating facility of the Borrower which is not owned by the Borrower, then the Borrower shall, at the request of the Agent, obtain written subordinations, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

          (c) From time to time, the Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

     .3  Location of Collateral.  The Borrower represents and warrants to the
     --------------------------
Agent and the Lenders that: (a) Schedule 6.3 is a correct and complete list of
                                ------------
the Borrower's chief executive office, the location of its books and records and the locations of the Collateral; and (b) Schedule 6.3 correctly identifies any
                                         ------------
of such facilities and locations that are not owned by the Borrower. The Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Borrower on Schedule 6.3,
                                                                   ------------
(ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least thirty (30) days' prior
   ------------
written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. Without limiting the foregoing, the Borrower represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by the Borrower, (b) on premises leased by the Borrower, provided that the Agent has, if reasonably requested by the Agent, received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (c) in a warehouse or with a bailee, provided that the Agent has, if reasonably requested by the Agent, received an executed bailee letter from the applicable Person in form and substance reasonably satisfactory to the Agent.

     .4  Title to, Liens on, and Sale and Use of Collateral. The Borrower
     ------------------------------------------------------
represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) the Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales for scrap of excess or no-movement Inventory and other Inventory in the ordinary course of business. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

     .5  Appraisals.  Whenever an Event of Default exists, and at such other
     --------------
times not more frequently than once a year as the Agent requests, the Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

     .6  Access and Examination; Confidentiality. (a)  The Agent, accompanied by
     -------------------------------------------
any Lender which so elects, may, at Borrower's expense, at all reasonable times during regular business hours (and at any time when an Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, and books of account and the Collateral, and discuss the Borrower's affairs with the Borrower's officers and management; provided that the Agent and the Lenders agree that,
                         --------
unless an Event of Default has occurred and is continuing, the Agent shall not conduct any such examination, audit or other inspection more than (i) two times in any calendar year at any time prior to the first date, if any, on which the Loan to Availability Ratio is equal to or greater than 50% for fifteen (15) consecutive days (such date, a "Trigger Date") and (ii) four times in any calendar year at any time thereafter; provided, further, that if after any
                                      --------  -------
Trigger Date the Loan to Availability Ratio is less than 50% for 120 consecutive days (such 120th day, a "Shut-Off Date") then, from and after such Shut-Off Date, the Agent and the Lenders agree that, unless an Event of Default has occurred and is continuing, the Agent shall not conduct any such examination, audit or other inspection more than (x) two times during the portion of the calendar year then remaining after such Shut-Off Date (and in no event more than four times in all of such calendar year) and in any calendar year thereafter until the next Trigger Date, if any, and (y) four times in any calendar year at any time thereafter until the next Shut-Off Date, if any. The parties agree that the immediately preceding proviso shall govern the permitted frequency of examinations, audits and other inspections conducted by the Agent pursuant to this Section 6.6 in respect of each subsequent Trigger Date and Shut-Off Date occurring thereafter. The parties further agree that the Agent may conduct additional examinations, audits or other inspections, at the expense of the Agent and the Lenders, at all reasonable times during regular business hours, in addition to those contemplated above in this Section 6.6. The Borrower will
                                             -----------
deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower's expense, make copies of all of the Borrower's books and records relating to the Collateral and all relevant financial records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

          (b) The Borrower agrees that, subject to the Borrower's prior consent for uses other than in a traditional tombstone, the Agent and each Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender severally agree to take commercially reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may
                          --------  ------
disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates, provided that such Affiliates agree to be bound by the confidentiality provisions of this Section 6.6.
                                                      -----------

     .7  Collateral Reporting.  The Borrower shall provide the Agent with the
     ------------------------
following documents at the following times in form satisfactory to the Agent:
(a) on a monthly basis, at any time prior to the first date, if any, on which either (i) the Loan to Availability Ratio is equal to or greater than 40% for five (5) consecutive Business Days or (ii) Availability as of the close of Agent's business is less than $50,000,000 (either of such dates, a "Trigger Date"), and on a weekly basis thereafter, a schedule of the Borrower's Accounts created since the last such schedule, which schedule shall also identify any collections, credits and other adjustments in respect of the Borrower's Accounts since the last such schedule, and a Borrowing Base Certificate; provided,
                                                                --------
however, that if after any Trigger Date the Loan to Availability Ratio is less
-------
than 40% for 120 consecutive days (such 120th day, a "Shut-Off Date") then, from and after such Shut-Off Date, the Agent and the Lenders agree that the Borrower shall only be required to deliver each such schedule of Borrower's Accounts and each such Borrowing Base Certificate on a monthly basis until the next Trigger Date, if any, and on a weekly basis thereafter until the next Shut-Off Date, if any (the parties agree that the immediately preceding proviso shall govern the required frequency of the Borrower's delivery of schedules of Borrower's Accounts and Borrowing Base Certificates pursuant to this Section 6.7 in respect of each subsequent Trigger Date and Shut-Off Date occurring thereafter); (b) on a monthly basis, (i) an aging of the

Borrower's Accounts, together with a reconciliation to the previous month's or week's, as the case may be, aging of the Borrower's Accounts and to the Borrower's general ledger; (ii) an aging of the Borrower's accounts payable; and
(iii) Inventory reports by category, with additional detail showing additions to and deletions from the Inventory; (c) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrower's Accounts and for Inventory and Equipment acquired by the Borrower, purchase orders and invoices; (d) upon request, a statement of the balance of each of the Intercompany Accounts; (e) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (f) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

     .8  Accounts. (a) The Borrower hereby represents and warrants to the Agent
     ------------
and the Lenders, with respect to the Borrower's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide
                                                                       ---- ----
sale or lease and delivery of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by the Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrower described in each invoice will have been performed.

          (b) The Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's business or extend or modify any Account. If the Borrower becomes aware of any matter adversely affecting the collectability of any Account or Account Debtor involving an amount greater than $200,000, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Agent.

          (c) The Borrower shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower will promptly deliver such instrument to the Agent, endorsed by the Borrower to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Borrower shall remain liable thereon until such instrument is paid in full.

          (d) The Borrower shall notify the Agent promptly of all disputes and claims in excess of $1,000,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. The Borrower shall send the Agent a copy of each credit memorandum in excess of $1,000,000 as soon as issued. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower's Loan Account with only the net amounts received by the Agent in payment of any Accounts.

          (e) If an Account Debtor returns any Inventory to the Borrower when no Event of Default exists, then the Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrower shall immediately report to the Agent any return involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower when an Event of Default exists, the Borrower, upon request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory

     .9  Collection of Accounts; Payments. (a) The Borrower shall establish a
     ------------------------------------
service for collections of Accounts at a Clearing Bank acceptable to the Agent and subject to a Blocked Account Agreement. The Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any such Payment Account or directly by the Borrower or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Borrower's control at any time prior to the first date, if any, on which the Loan to Availability Ratio exceeds 50% and to the Agent's sole control thereafter. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrower, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

          (b) If sales of Inventory are made or services are rendered for cash, the Borrower shall immediately deliver to the Agent or deposit into a Payment Account the cash which the Borrower receives.

          (c) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent, whether or not on account of Accounts or as proceeds of other Collateral, will be credited to the Loan Account (conditional upon final collection) after allowing one (1) Business Day for collection; provided, however, that such payments shall be deemed to be
                    --------  -------
credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, (ii) calculating the Unused Line Fee pursuant to
Section 3.5, and (iii) calculating the amount of interest accrued thereon solely
-----------
for purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrower).

          (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Loan Account one (1) Business Day after the Agent's receipt of such funds.

     .10  Inventory; Perpetual Inventory.  The Borrower represents and warrants
     -----------------------------------
to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by the Borrower is and will be held for sale or lease (including sales for scrap of excess or no-movement Inventory), or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's business, and is and will be fit for such purposes. The Borrower will keep its Inventory in good and marketable condition, at its own expense. Borrower will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests, but not to exceed four times in any Fiscal Year. The Borrower will maintain a perpetual inventory reporting system at all times. The Borrower will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

     .11  Documents, Instruments, and Chattel Paper. The Borrower represents and
     ----------------------------------------------
warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower, free and clear of all Liens other than Permitted Liens.

     .12  Right to Cure.  The Agent may, in its discretion, and shall, at the
     ------------------
direction of the Majority Lenders, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrower fails to pay or do, including payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.12 and all out-of-pocket costs and expenses that the
                 ------------
Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 6.12 shall be without
                                              ------------
prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     .13  Power of Attorney.  The Borrower hereby appoints the Agent and the
     ----------------------
Agent's designee as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession;
(b) to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment and other public records; (c) to sign the Borrower's name on any financing statements as may be reasonably deemed necessary or desirable by Agent or any Lender in order to perfect or maintain perfected the Agent's Liens on any Collateral and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (d) to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower; (e) to send requests for verification of Accounts to customers or Account Debtors; (f) to clear Inventory, through customs in the Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; and (g) to do all things necessary to carry out this Agreement; provided, however, that the power of attorney granted under
                    --------  -------
the preceding clauses (a), (b), (d), (f) and (g) shall only be exercisable while an Event of Default exists. The Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law unless the result of its own bad faith, gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

     .14  The Agent's and Lenders' Rights, Duties and Liabilities.  The Borrower
     ------------------------------------------------------------
assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.



                                   ARTICLE 7
                                   ---------

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
               -------------------------------------------------

     .1  Books and Records.  The Parent shall maintain, at all times, correct
     ---------------------
and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Parent shall, by means of appropriate
            --------------
entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. From and after the Loan Availability Date, the Parent shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

     .2  Financial Information.  The Parent shall promptly furnish to each
     -------------------------
Lender, all such financial information as the Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, the Parent will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

          (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Parent and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Parent hereby authorizes the Agent, upon reasonable prior notice to the Parent, to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent or any of its Subsidiaries and to discuss directly with the Agent the finances and affairs of the Parent or any of its Subsidiaries.

          (b)  As soon as available, but in any event not later than fifteen
(15) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expense for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, each in such form and detail as currently provided to management of the Parent as of the date of this Agreement.

          (c)  As soon as available, but in any event not later than forty-five
(45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and statement of cash flows for the Parent and its Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the Parent and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The
                                                          --------------
Parent shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Parent's financial position as at the dates thereof and its results of operations for the periods then ended.

          (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants
   --------------
that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

          (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of
            --------------
each fiscal quarter, a certificate of the chief financial officer of the Parent
(i) setting forth in reasonable detail the calculations of the covenants set forth in Sections 9.19 and 9.20 during the period covered in such Financial
         ----------------------
Statements and as at the end thereof and demonstrating compliance with such covenants, if required under the terms of this Agreement, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular day, (B) the Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Parent has taken or proposes to take with respect thereto.

              (f) No sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for the Parent and its Subsidiaries as at the end of and for each month of such Fiscal Year.

              (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Parent.

              (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or any such Restricted Subsidiary or of any Debt for Borrowed Money of the Parent or any of its Restricted Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

              (i) As soon as available, but in any event not later than 15 days after the Parent's receipt thereof, a copy of all management reports and management letters prepared for the Parent by any independent certified public accountants of the Parent.

              (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

              (k) Promptly after filing with the IRS, a copy of each tax return filed by the Parent or by any of its Restricted Subsidiaries.

              (l) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Restricted Subsidiary.

        .3  Notices to the Lenders. The Parent shall notify the Agent and
        --------------------------
the Lenders, in writing of the following matters at the following times:

                (a) Immediately after becoming aware of any Default or Event of Default.

                (b) Immediately after becoming aware of the assertion by the holder of more than $1,000,000 of any capital stock of the Parent or any Restricted Subsidiary or of any Debt of the Parent or any Restricted Subsidiary in excess of $1,000,000 in principal amount that a default exists with respect thereto or that the Parent or such Restricted Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                (c) Immediately after becoming aware of any material adverse change in the Parent's or any Restricted Subsidiary's property, business, operations, or condition (financial or otherwise).

                (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or the Parent's or any Restricted Subsidiary's property, business, operations, or condition (financial or otherwise).

                (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of its Restricted Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

                (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect.

                (g) Immediately after receipt of any notice of any violation by the Parent or any of its Restricted Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or of the imposition of any Environmental Lien against any property of the Parent or any of its Restricted Subsidiaries or that any Governmental Authority has asserted that the Parent or any Restricted Subsidiary is not in compliance with any Environmental Law or is investigating the Parent's or such Restricted Subsidiary's compliance therewith, in each case, which could reasonably be expected to have a Material Adverse Effect.

                (h) Immediately after receipt of any written notice that the Parent or any of its Restricted Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Restricted Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to have a Material Adverse Effect.

                (i) Any change in the Borrower's name, state of organization, or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                (j) Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

                (k) Upon request, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either Borrower or any ERISA Affiliate.

                (l) Of the occurrence of any of the following events affecting the Parent or any ERISA Affiliate (but in no event more than 10 days after such event), together with a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Parent or any ERISA Affiliate with respect to such event:

                        (i)  an ERISA Event;

                        (ii) a material increase in the Unfunded Pension
                Liability of any Pension Plan;

                        (iii) the adoption of, or the commencement of
                contributions to, any Plan subject to Section 412 of the Code by the Parent or any ERISA Affiliate; or

                        (iv) the adoption of any amendment to a Plan subject to
                Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                (m) Prior notice of any material change in accounting policies or financial reporting practices by the Parent or any of its consolidated Subsidiaries.

                Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 8
                                   ---------

                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

     The Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

        .1 Authorization, Validity, and Enforceability of this Agreement and the
        ------------------------------------------------------------------------
Loan Documents. The Borrower has the corporate power and authority to execute,
--------------
deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, including the grant or perfection of the Agent's Liens, do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Restricted Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Restricted Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Borrower or any of its Restricted Subsidiaries.

        .2  Validity and Priority of Security Interest. The provisions of
        ----------------------------------------------
this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, securing all the Obligations, and enforceable against the Borrower and all third parties.

        .3  Organization and Qualification. The Borrower (a) is duly
        ----------------------------------
incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule
                                                                      --------
8.3 which are the only jurisdictions in which qualification is necessary in
---
order for it to own or lease its property and conduct its business, and (c) has all requisite power and authority to conduct its business and to own its property.

        .4  Corporate Name; Prior Transactions. As of the Loan Availability
        --------------------------------------
Date, the Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name other than "AMD".

        .5  Subsidiaries and Affiliates.  Schedule 8.5 is a correct and
        -------------------------------   ------------
complete list of the name and relationship to the Borrower of each of the Borrower's Subsidiaries as of the Loan

Availability Date. Each Restricted Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a
                           ------------
foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Restricted Subsidiary's business, operations, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

        .6  Financial Statements and Projections. (a) The Parent has delivered
        ----------------------------------------
to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of May 23, 1999. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                (b) The Latest Projections when submitted to the Lenders as required herein represent the Parent's good faith estimate of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Parent believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

        .7  Solvency. The Borrower is Solvent prior to and after
        ------------
giving effect to the making of the Revolving Loans, if any, to be made on the Loan Availability Date.

        .8  Debt. As of the Loan Availability Date, and after giving effect to
        --------
the making of the Revolving Loans, if any, to be made on the Loan Availability Date, the Borrower and its Restricted Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 8.8, and (c) trade payables and
                                   ------------
other contractual obligations arising in the ordinary course of business.

        .9  Distributions. Since March 26, 1999, no Distribution has been
        -----------------
declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower as of the Loan Availability Date.

        .10  Title to Property. The Borrower has good and marketable title
        ----------------------
in fee simple to itsreal property, and the Borrower has good, indefeasible, and merchantable title to all of its other property (including the assets reflected on the May 23, 1999 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof or as permitted under this Agreement), and all of such property constituting Collateral is free of all Liens except Permitted Liens.

        .11  Trade Names. All trade names or styles under which the Borrower
        ----------------
or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule
                                                                      --------
8.11.
----

        .12  Litigation. Except as specifically disclosed in Schedule 8.12,
        ---------------                                      -------------
there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Restricted Subsidiaries or any of their respective properties which:

                (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                (b) if determined adversely to the Borrower or its Restricted Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        .13  Restrictive Agreements. As of the Loan Availability Date, neither
        ---------------------------
the Borrower nor any of its Restricted Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate or similar restriction, or any Requirement of Law, which would in any respect reasonably be expected to cause a Material Adverse Effect.

        .14  Labor Disputes. As of the Loan Availability Date, (a) there
        -------------------
is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Restricted Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Restricted Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Restricted Subsidiaries or their employees.

        .15  Environmental Laws. Except as specifically disclosed on Schedule
        -----------------------                                      --------
8.15, as of the Loan Availability Date:
----

                (a) to the best of the Borrower's knowledge, the on-going operations of the Borrower and each of its Restricted Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $25,000,000 in the aggregate.

                (b) the Borrower and each of its Restricted Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their
                        ---------------------
respective ordinary course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Restricted Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits;

                (c) none of the Borrower, any of its Restricted Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Contaminant; and

                (d) to the best of the Borrower's knowledge, there are no Contaminants or other conditions or circumstances existing with respect to any property of the Borrower or any Restricted Subsidiary, or arising from operations prior to the Loan Availability Date, of the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Borrower and its Restricted Subsidiaries in excess of $25,000,000 in the aggregate for any such condition, circumstance or property and in addition, (i) neither the Borrower nor any Restricted Subsidiary has any underground storage tanks (A) that are not properly registered or permitted under applicable Environmental Laws, or (B) that are leaking or disposing of Contaminants off-site, and (ii) the Borrower and its Restricted Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

        .16  No Violation of Law. Neither the Borrower nor any of its
        ------------------------
Restricted Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

        .17  No Default. Neither the Borrower nor any of its Restricted
        ---------------
Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Restricted Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

        .18  ERISA Compliance. As of the Loan Availability Date:
        ---------------------

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan is intended to qualify under Section 401(a) of the Code and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        .19  Taxes. The Borrower and its Restricted Subsidiaries have
        ----------
filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. There is no proposed tax assessment against the Borrower or any of its Restricted Subsidiaries that would, if made, have a Material Adverse Effect.

        .20  Regulated Entities. None of the Borrower, any Person controlling
        -----------------------
the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

        .21  Use of Proceeds; Margin Regulations. The proceeds of the Loans are
        ----------------------------------------
to be used solely for working capital or general corporate purposes, not in contravention of this Agreement. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        .22  Copyrights, Patents, Trademarks and Licenses, etc. To the best
        -------------------------------------------------------
of the Borrower's knowledge, the Borrower or its Restricted Subsidiaries own or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Restricted Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed on Schedule 8.22, no claim or litigation regarding any
                          -------------
of the foregoing is pending or, to the best of Borrower's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is, to the best of the Borrower's knowledge, pending or proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        .23  No Material Adverse Change. No material adverse change has
        -------------------------------
occurred in the Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lender under Section 8.6(a). On the basis of a
                 --------------
comprehensive review and assessment undertaken by Borrower of Borrower's computers and computer applications and inquiry made of Borrower's material suppliers, vendors and customers Borrower reasonably believes that the "Year 2000 problem" (that is, the risk that computers and computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Effect.

        .24  Full Disclosure. None of the representations or warranties made by
        --------------------
the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being understood that although any financial projections and forecasts furnished by the Borrower represent the Borrower's best estimates and assumptions as to future performance, which the Borrower believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions, such financial projections and forecasts as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or forecasted results).

        .25  Governmental Authorization. No approval, consent, exemption,
        ---  --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Restricted Subsidiaries of this Agreement or any other Loan Document.

        .26  Insurance. The properties of the Borrower and its
        --------------
Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or each such Restricted Subsidiary operates.

                                   ARTICLE 9
                                   ---------

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

     The Borrower covenants to the Agent and each Lender that, effective from and after the Loan Availability Date, and for so long as any of the Obligations remains outstanding or this Agreement is in effect:

        .1  Taxes and Other Obligations. The Borrower shall, and shall
        -------------------------------
cause each of its Restricted Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon reasonable request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt, and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, neither the Borrower nor any of its Restricted
       -------- --------
Subsidiaries need pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued,
(ii) the Borrower or its Restricted Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

        .2  Corporate Existence and Good Standing. The Borrower shall, and
        -----------------------------------------
shall cause each of its Restricted Subsidiaries to (subject to the provisions of
Section 9.8), maintain its corporate existence and its qualification
-----------
and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect on the Borrower's or such Restricted Subsidiary's property, business, operations or condition (financial or otherwise).

        .3  Compliance with Law and Agreements; Maintenance of Licenses.
        --  -----------------------------------------------------------
The Borrower shall comply, and shall cause each Restricted Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) except such as may be contested in good faith by appropriate proceedings diligently pursued. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business. The Borrower shall not modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

        .4  Maintenance of Property. The Borrower shall, and shall
        ---------------------------
cause each of its Restricted Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted, using the standard of care typical in the industry in the operation and maintenance of its facilities, and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each Restricted Subsidiary to, use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill.

        .5  Insurance. (a) The Borrower shall maintain, and shall cause each
        -------------
of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business.

                (b) The Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named (i) as secured party and sole loss payee in respect of each such policy insuring Collateral and (ii) additional insured in respect of each such liability policy, in each case, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                (c) The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $500,000, whether or not covered by insurance. During the existence of any Event of Default, the Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly, and to apply or remit them as follows: after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, ratably, to the reduction of the Obligations in the order provided for in Section 4.5.
                                         -----------

        .6  Environmental Laws. The Borrower shall, and shall cause each
        ----------------------
of its Restricted Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws.

        .7  Compliance with ERISA. The Borrower shall, and shall cause
        -------------------------
each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        .8  Mergers, Consolidations or Sales. Neither the Borrower nor any of
        ------------------------------------
its Restricted Subsidiaries shall (a) windup, liquidate or dissolve or agree to do any of the foregoing, except for any winding-up, liquidation or dissolution of any Restricted Subsidiary, or any agreement to do so, in which the assets of such Restricted Subsidiary are distributed to the Borrower or another Restricted Subsidiary, provided, however, that the assets of any U.S. Subsidiary which is
            --------  -------
the subject of any such wind-up, liquidation or dissolution shall only be distributed to the Borrower or another U.S. Subsidiary or (b) during any Enhanced Covenant Period, but subject to the Grandfathering Rules, enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or agree to do any of the foregoing, except (i) sales of Inventory in the ordinary course of its business; (ii) sales or other dispositions of Equipment in the ordinary course of business that is obsolete, worn-out or no longer useable by Borrower in its business; (iii) Permitted Affiliate Investments; (iv) sales by the Parent for fair market value of assets constituting collateral securing the Parent's obligations under the Indenture, provided that the proceeds of any such sale
                                 --------
shall be reinvested in replacement assets to be used in the ongoing operation of the Parent's and its Restricted Subsidiaries' business (it being understood by the parties that the Indenture may require that such replacement assets be pledged as replacement collateral to secure the Parent's obligations under the Indenture); (v) sales of assets having an aggregate book value of (A) not more than $7,500,000 for all such assets so sold in any Fiscal Year and (B) not more than $30,000,000 for all such assets so sold after the Closing Date, (vi) sales of manufacturing facilities which are made for fair market value, provided that
(A) at the time of any such sale, no Event of Default shall exist or would result from such sale, (B) 75% of the aggregate sales price in respect of such sale shall be paid in cash, (C) the proceeds of any such sale shall be reinvested within 24 months of such sale in replacement assets to be used in the ongoing operation of the Parent's and its Restricted Subsidiaries' business, and, pending such reinvestment, the cash proceeds of such sale shall be held by the Parent in the form of cash or cash equivalents, and (D) the aggregate book value of all assets so sold by the Parent and its Restricted Subsidiaries, together, shall not exceed $50,000,000; (vii) mergers or consolidations between the Borrower and any Restricted Subsidiary and between any Restricted Subsidiary and any other Restricted Subsidiary, provided that, with respect to any
                                     --------
such transaction involving the Borrower, the Borrower shall be the continuing or surviving corporation; (viii) transfers of the capital stock of the German Subsidiary pursuant to any Lien encumbering such capital stock, provided that
                                                                --------
such Lien is permitted under Section 9.17; and (ix) transfers of Equipment
                             ------------
and Inventory between the Borrower and its Restricted Subsidiaries, and among Restricted Subsidiaries, permitted under Section 9.14.  Notwithstanding
                                               ------------
anything to the contrary in this Section 9.8 or elsewhere in this Agreement, (1) the sale or other disposition of Accounts shall not be permitted at any time hereunder, and (2) the Borrower shall not at any time consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person except as permitted under the preceding clause (vii).

        .9  Distributions; Capital Change; Restricted Investments. Neither
        ---------------------------------------------------------
the Borrower nor any of its Restricted Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution in respect of any capital stock of AMDISS, except (i) Distributions to the Parent and (ii) the repurchase and cancellation by AMDISS on or prior to December 31, 1999, of the outstanding shares of Series A and Series B preferred stock and common stock of AMDISS held by Atrium Finis Partnership, including any payment of dividends, for an aggregate amount not to exceed $75,000, and (b) during any Enhanced Covenant Period, but subject to the Grandfathering Rules (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (A) Distributions to the Borrower by its Restricted Subsidiaries, (B) Distributions by any Wholly-Owned Subsidiary to the Borrower or any other

Wholly-Owned Subsidiary and (C) redemptions, repurchases, retirements or other acquisitions of any equity interests of the Parent (1) in exchange for other equity interests of the Parent upon the conversion of such equity interests into such other equity interests of the Parent, or (2) out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of other equity interests of the Parent; (ii) make any change in its capital structure which could have a Material Adverse Effect; or (iii) make any Restricted Investment.

        .10  Transactions Affecting Collateral or Obligations. Neither the
        -----------------------------------------------------
Borrower nor any of its Restricted Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

        .11  Guaranties. Neither the Borrower nor any of its Restricted
        ---------------
Subsidiaries shall during any Enhanced Covenant Period, but subject to the Grandfathering Rules, make, issue, become liable on or pay any Guaranty, except
(i) Guaranties of the Obligations in favor of the Agent, (ii) other Guaranties existing on the Closing Date and described on Schedule 9.11 (including the
                                              -------------
Parent's existing Guaranties of the obligations of the German Subsidiary and payment of such Guaranties in an amount not to exceed $150,000,000 in the aggregate), (iii) Guaranties of the obligations of FASL not to exceed in the aggregate $175,000,000 at any time outstanding (but not the payment of any such Guaranty unless permitted under the terms of the Indenture) and (iv) Guaranties by the Borrower or any Restricted Subsidiary guarantying Debt of the Borrower or any Restricted Subsidiary permitted under Section 9.12.
                                          ------------

        .12  Debt. Neither the Borrower nor any of its Restricted Subsidiaries
        ---------
shall during any Enhanced Covenant Period, but subject to the Grandfathering Rules, incur any Debt, other than: (i) the Obligations; (ii) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business; (iii) Debt described on Schedule 8.8; (iv) Debt constituting
                                            -------------
Permitted Affiliate Investments; (v) any refinancing, renewal or extension of any Debt the incurrence of which was permitted hereunder at the time such Debt was so incurred so long as the principal amount thereof is not increased and such refinancing, renewal or extension is on substantially the same or more favorable terms (from the perspective of the Borrower and its Restricted Subsidiaries) as the terms of the Debt being refinanced, renewed or extended, and (vi) Guaranties permitted under Section 9.11.
                                    ------------

        .13  Prepayment. Neither the Borrower nor any of its Restricted
        ---------------
Subsidiaries shall during any Enhanced Covenant Period, but subject to the Grandfathering Rules, voluntarily prepay any Debt, except (i) the Obligations in accordance with the terms of this Agreement and (ii) the prepayment of Debt in connection with a refinancing thereof permitted under clause (v) of Section
                                                                    -------
9.12.
----

        .14  Transactions with Affiliates. Except as set forth below, neither
        ---------------------------------
the Borrower nor any of its Restricted Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any

Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may engage in transactions with Affiliates,including Permitted Affiliate Transactions, provided that the terms of any such transaction shall be
              --------
materially no less favorable to the Borrower and its Restricted Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate. The Borrower shall fully disclose to the Agent and the Lenders the amounts and terms of any such Affiliate transaction involving consideration in excess of $750,000. The parties acknowledge that the Borrower and its Restricted Subsidiaries from time to time engage in transfers among each other of inventory and equipment on an arm's-length basis in the ordinary course of business, and no further disclosure is required under this
Section 9.14 in that regard.  Without limiting the operation of the foregoing
------------
provisions of this Section 9.14 or any other provision of this Agreement, the
                   ------------
parties further acknowledge that (a) pursuant to the Syndicated Loan Agreement dated March 11, 1997, among AMD Saxony Manufacturing GmbH, Dresdner Bank Luxembourg S.A. as Agent and Paying Agent, Dresdner Bank AG as Security Agent, and the lenders party thereto, as amended, and related agreements (copies of which have been provided to the Agent), the Borrower engages and will engage in transactions with the German Subsidiary, including support in the form of loans and guarantees, the purchase of wafers and research, design and development services (and the license of certain intellectual property rights to the German Subsidiary in connection therewith), the provision of management services to the German Subsidiary, and foreign exchange swap transactions, and (b) pursuant to the Sales and Purchase Agreement of FASL Products among the Parent, Fujitsu Limited and FASL dated as of September 8, 1995, as amended, and related agreements (copies of which have been provided to the Agent), the Borrower engages and will engage in transactions with FASL for the purchase of wafers and the joint development of technology, and certain joint licenses and cross licenses and other agreements in connection therewith, and, in each such case, no further disclosure is required under this Section 9.14 in that regard.
                                             ------------

        .15  Investment Banking and Finder's Fees. Neither the Borrower nor
        -----------------------------------------
any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

        .16  Business Conducted. The Borrower shall not and shall
        -----------------------
not permit any of its Subsidiaries to, engage directly or indirectly, in any material line of business substantially different from those lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date.

        .17  Liens.
        ----------
                (a)  Collateral.  Neither the Borrower nor any of its
                ---------------
Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property constituting Collateral now owned or hereafter acquired by any of them, except Permitted Liens.

                (b)  Non-Collateral.  Neither the Borrower nor any of its
                     --------------
Restricted Subsidiaries shall during any Enhanced Covenant Period, but subject to the Grandfathering Rules, create, incur, or assume any Lien, or permit to exist any nonconsensual Lien, on any property not constituting Collateral now owned or hereafter acquired by any of them, except Permitted Liens.

        .18  Fiscal Year. The Borrower shall not change its Fiscal Year.
        ----------------

        .19  Adjusted Tangible Net Worth. At any time that the Loan to
        --------------------------------
Availability Ratio is equal to or greater than 50% or Net Domestic Cash is less than $100,000,000, the Parent will maintain Adjusted Tangible Net Worth, determined as of the last day of each fiscal quarter, of not less than $1,500,000,000.

        .20  EBITDA. At any time that the Loan to Availability Ratio
        -----------
is equal to or greater than 50% or Net Domestic Cash is less than $100,000,000, the Parent will maintain EBITDA as of the last day of each fiscal period set forth below of not less than the amount set forth below opposite such fiscal period:



                                  Period                                        Amount
                        -------------------------------------               -------------

                        1. Fiscal quarter ending                            $0
                        September 30, 1999

                        2. Two fiscal quarters ending                       $0
                        December 26, 1999

                        3. Three fiscal quarters ending                     $150,000,000
                        March 26, 2000

                        4. Four fiscal quarters ending June                 $300,000,000
                        25, 2000

                        5. Four fiscal quarters ending                      $500,000,000
                        September 24, 2000

                        6. Four fiscal quarters ending                      $800,000,000
                        December 31, 2000

                        7. Four fiscal quarters ending March                $800,000,000
                        25, 2001

                        8. Four fiscal quarters ending June                 $800,000,000
                        24, 2001

                        9. Four fiscal quarters ending                      $900,000,000
                        September 30, 2001


                                  Period                                       Amount
                        -------------------------------------               ----------------
                        10. Four fiscal quarters ending                      $1,500,000,000
                        December 30, 2001 and thereafter



        .21   Use of Proceeds. The Borrower shall use the proceeds of
        ---------------------
the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        .22  Further Assurances. (a)  The Borrower shall execute and deliver,
        -----------------------
or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. Without limiting the generality of the preceding sentence, promptly upon request by the Agent or the Majority Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Loan Documents any of the properties, rights or interests covered by any of the Loan Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith.

                (b) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                                  ARTICLE 10
                                  ----------

                              CONDITIONS PRECEDENT
                              --------------------

     .1  Conditions to Effectiveness. The effectiveness of this Agreement is
      -------------------------------
subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

          (a) This Agreement and the other Loan Documents shall have been executed by each party thereto.

          (b) The Borrower shall have paid all fees due and payable as of the Closing Date under the Fee Letter, which fees shall be nonrefundable, and all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

          (c) The Agent shall have received:

              (i) Copies of the resolutions of the board of directors of the Parent authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower;

              (ii) A certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names, titles and true signatures of the officer or officers of the Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

              (iii) the certificate of incorporation and the bylaws of the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date; and

              (iv) a certificate signed by a Responsible Officer of the Parent, dated as of the Closing Date, stating that there has occurred since March 26, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

              (v) such other approvals, documents or materials as the Agent or any Lender may reasonably request.

          (d) All proceedings taken in connection with the execution of this Agreement and all documents and papers relating thereto shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders.

     Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such
                  ------------
Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.
                                          ------------

     Notwithstanding anything to the contrary in this Section 10.1 or elsewhere
                                                      ------------
in this Agreement, the parties acknowledge and agree that (i) no representations and warranties made or covenants or agreements undertaken or Liens granted under this Agreement by the Borrower (including all representations or warranties made or covenants or agreements undertaken or Liens granted by the Borrower under Articles 6, 8 or 9 of this Agreement) shall be effective until the Loan Availability Date, excluding the Borrower's covenants and agreements set forth in Article 12 and Article 15 of this Agreement (other than Section 15.16), all
                                                           -------------
of which shall be fully effective as of the Closing Date, and (ii) no event or circumstance that would otherwise constitute a Default or an Event of Default hereunder shall constitute such a Default or Event of Default prior to the Loan Availability Date.

     .2   Conditions of Initial Loans. The obligation of the Lenders to make
     --------------------------------
the initial Revolving Loans and the obligation of the Agent to issue or cause to be issued or provide Credit Support for any Letter of Credit are subject to the following conditions precedent having been satisfied on or prior to July 30, 1999, in a manner satisfactory to the Agent and each Lender (such date on which all of the following conditions are and remain satisfied, the "Loan Availability Date"):

          (a) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Loan Availability Date as if made on such date.

          (b) No Default or Event of Default shall exist on the Loan Availability Date, or would exist after giving effect to any Loans to be made, any Letters of Credit to be issued or any Credit Support to be in place on such date.

          (c) The Borrower shall have paid all fees due and payable as of the Loan Availability Date under the Fee Letter, which fees shall be nonrefundable, and all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

          (d) a certificate signed by a Responsible Officer of the Parent, dated as of the Loan Availability Date, stating that:(A) the representations and warranties contained in Article VIII are true and correct on and as of such date, (B) no Default or Event of Default exists, and (C) there has occurred since March 26, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (e) The Existing Senior Credit Facility shall have been amended on or prior to the Loan Availability Date in form and substance satisfactory to the Agent and the Lenders;

          (f) The Agent and the Lenders shall have received such opinions of counsel for the Borrower as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

          (g) The Agent shall have received:

              (i) acknowledgment copies of proper financing statements, duly filed on or before the Loan Availability Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

              (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Collateral except Permitted Liens.

          (h) The Agent and the Lenders shall have examined the books of account and other records and files of the Borrower and conducted a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base.

          (i) The Agent shall have received evidence satisfactory to it that the outstanding principal of and interest and fees accrued through the Loan Availability Date on all loans made on or prior to the Loan Availability Date under the Existing Senior Credit Facility shall have been repaid in full on or prior to the Loan Availability Date and that the commitments under the Existing Senior Credit Facility shall have been terminated;

          (j) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage and endorsements in favor of the Agent as required by this Agreement;

          (k) The Agent shall have received a good standing and tax good standing certificate for the Borrower from the Secretary of State of Delaware, California and Texas as of a recent date, together with a bring-down certificate by facsimile dated the Loan Availability Date, if requested by the Agent;

          (l) The Agent and the Borrower shall have agreed on the form of Borrowing Base Certificate to be attached hereto as Exhibit A, and the Agent shall have received a completed Borrowing Base Certificate, dated the Loan Availability Date, calculating the Borrowing Base as of the last day of the immediately preceding fiscal month of the Borrower;

          (m) The Agent shall have received copies of the resolutions of the board of directors of AMDISS authorizing the transactions contemplated hereby (and ratifying all actions authorized by such resolutions taken by AMDISS prior to the date of such resolutions), certified by the Secretary or an Assistant Secretary of AMDISS;

          (n) The Borrower shall have executed and delivered to the Agent a Blocked Account Agreement;

          (o) The Borrower shall have delivered to the Agent the completed Schedules to this Agreement in form and substance reasonably satisfactory to the Agent; and

          (p) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders.

     The acceptance by the Borrower of any Loans made or Letters of Credit issued on the date of the initial Borrowing hereunder or the date of the initial issuance of any Letter of Credit hereunder shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated such date, to such effect.

     .3  Conditions Precedent to Each Loan. The obligation of the Lenders to
     -------------------------------------
make each Loan, including the initial Revolving Loans, if any, on or after the Loan Availability Date, and the obligation of the Agent to issue or cause to be issued or to provide Credit Support for any Letter of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

          (a) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

              (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

              (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

              (iii) Neither the Agent nor any Lender shall have received from the Borrower any notice that any Collateral Document will no longer secure on a first priority basis, subject only to Permitted Liens, future advances or future Loans to be made or extended under this Agreement.

          (b) The amount of the Borrowing Base shall be sufficient to make such Revolving Loans or issue such Letters of Credit without exceeding the Availability, provided, however, that the foregoing conditions precedent are not
              --------  -------
conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of in Sections 2.2(h), (i) and (j).
                                        ---------------  ---     ---


                                  ARTICLE 11
                                  ----------

                               DEFAULT; REMEDIES
                               -----------------

     .1  Events of Default. It shall constitute an event of default ("Event of
     ---------------------
Default") if any one or more of the following shall occur for any reason:

          (a) any failure by the Borrower to pay (i) when due, the principal of any of the Obligations or (ii) within three days after the same becomes due whether upon demand or otherwise, any interest or premium on any of the Obligations or any fee or other amount owing hereunder;

          (b) any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Agent or any Lender is incorrect in any material respect as of the date on which made, deemed made, or furnished;

          (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 6.9, 9.2 (as to the Borrower), 9.3, 9.7, 9.8, 9.9 and 9.11 through 9.21; or (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 7.2 and 7.3 and such default shall continue unremedied for a period of 10 days after the earlier of (A) the date upon which a Responsible Officer knew or reasonably should have known of such default or (B) the date upon which written notice thereof is given to the Borrower by the Agent or any Lender; or (iii) any default shall occur in the observance or performance of any of the other covenants and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which the Borrower or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Product), and such default shall continue unremedied for a period of 30 days after the earlier of (A) the date upon which a Responsible Officer knew or reasonably should have known of such default or (B) the date upon which written notice thereof is given to the Borrower by the Agent or any Lender), or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

          (d) any default shall occur with respect to any Debt For Borrowed Money of the Borrower or any of its Restricted Subsidiaries (other than the Obligations) in an outstanding principal amount which exceeds $2,500,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by the Borrower or any of its Restricted Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or there occurs under any Rate Protection Arrangement an Early Termination Date (as defined in such Rate Protection Arrangement) resulting from (1) any event of default under such Rate Protection Arrangement as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Rate Protection Arrangement) or (2) any Termination Event (as so defined) as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than $2,500,000.

          (e) the Borrower or any of its Restricted Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

          (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or any of its Restricted Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against the Borrower or such Restricted Subsidiary shall have been entered in such proceeding;

          (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or any of its Restricted Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrower or any of its Restricted Subsidiaries;

          (h) the Borrower or any of its Restricted Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

          (i) all or any material part of the property of the Borrower or any of its Restricted Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower or such Restricted Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

          (j) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

          (k) one or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Restricted Subsidiary involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $2,500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof;

          (l) any loss, theft, damage or destruction of any item or items of (i) Collateral or (ii) other property of the Borrower or any Restricted Subsidiary occurs which materially and adversely affects the property, business, operation or condition of the Borrower and its Restricted Subsidiaries taken as a whole and is not adequately covered by insurance;

          (m) there occurs a Material Adverse Effect;

          (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

          (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of 5% of Adjusted Tangible Net Worth; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 5% of Adjusted Tangible Net Worth; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of 5% of Adjusted Tangible Net Worth; or

          (p) there occurs a Change of Control; or

          (q) there occurs and is continuing an Event of Default under and as defined in the Indenture.

      .2  Remedies. (a) If an Event of Default exists, the Agent may, in its
      ------------
discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; and (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide the Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided,
                                                                  --------
however, that upon the occurrence of any Event of Default described in
-------
Sections 11.1(e), 11.2(f), 11.1(g), or 11.1(h), the Commitments shall
-------------------------  -------     -------
automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to Section 15.8.
                                                                  ------------
If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the

Collateral or marshal any Collateral for the benefit of any Person. To the maximum extent permitted by applicable law and by any applicable contract governing the usage thereof, the Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks (subject to the Borrower's right to police the proper usage of trademarks and the maintenance of product quality associated therewith), and advertising matter, or any similar property, in completing production of any Collateral that is work-in-process, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

        (c) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.


                                  ARTICLE 12
                                  ----------

                             TERM AND TERMINATION
                             --------------------

     .1   Term and Termination. The term of this Agreement shall end on the
     -------------------------
Stated Termination Date, or on such earlier date as provided in this
Section 12.1. This Agreement shall automatically terminate without any further
------------
action of the parties if the Loan Availability Date shall not have occurred on or prior to July 30, 1999. The Agent upon direction from the Majority Lenders may terminate this Agreement at any time after the Loan Availability Date without notice upon the occurrence of an Event of Default. Subject to Section 4.2, Borrower may terminate this Agreement at any time after the Loan Availability Date, subject to payment and satisfaction of all Obligations (including all unpaid principal, accrued interest and any early termination or prepayment fees or penalties). Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                  ARTICLE 13
                                  ----------

          AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
          -----------------------------------------------------------

      .1  No Waivers; Cumulative Remedies. No failure by the Agent or
      -----------------------------------
any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

     .2  Amendments and Waivers. No amendment or waiver of any provision of
     --------------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
                         --------  -------
consent shall,unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of any Lender;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

          (e) increase any of the percentages set forth in the definition of the Borrowing Base;

          (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

          (g) release Collateral other than as permitted by Section 14.11;
                                                            -------------

          (h) change the definitions of "Majority Lenders" or "Required Lenders"; or

          (i) increase the Maximum Revolver Amount or the Unused Letter of Credit Subfacility.

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto, and (iii) the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (e) and (i) above and any other terms of this Agreement, make Revolving Loans (including Agent Advances) in an amount not to exceed 5% of the Borrowing Base.

     .3  Assignments; Participations.
     -------------------------------

          (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), after consultation with the Borrower, assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments
 --------
and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that
                                                         --------  -------
the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") and (iii)
                              ---------   -------------------------
the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $4,000.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
                                    --- -----

          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that
 -----------
Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the
                                              --------  -------
originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                  ARTICLE 14
                                  ----------

                                   THE AGENT
                                   ---------

     .1   Appointment and Authorization. Each Lender hereby designates and
     ----------------------------------
appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this
                                         ----------
Article 14 are solely for the benefit of the Agent and the Lenders and the
----------
Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and
--------------                                               ------------
any action so taken or not taken shall be deemed consented to by the Lenders.

      .2  Delegation of Duties. The Agent may execute any of its duties
      ------------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     .3  Liability of Agent. None of the Agent-Related Persons shall (i) be
     ----------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     .4  Reliance by Agent. (a) The Agent shall be entitled to rely, and shall
     ---------------------
be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 13.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall
             ------------
be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     .5  Notice of Default. The Agent shall not be deemed to have knowledge or
     ---------------------
notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent
                ----------  --------  -------
has received any such request, the

Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      .6  Credit Decision. Each Lender acknowledges that none of the Agent-
      -------------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     .7  Indemnification. Whether or not the transactions contemplated hereby
     -------------------
are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to
       --------  -------
the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     .8  Agent in Individual Capacity. The Bank and its Affiliates may make
     --------------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

      .9  Successor Agent. The Agent may resign as Agent upon 30 days' notice
      -------------------
to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be reasonably satisfactory to the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders, which successor agent shall be reasonably satisfactory to the Borrower. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions
                   ----------
taken or omitted to be taken by it while it was Agent under this Agreement.

     .10  Withholding Tax. (a) If any Lender is a "foreign corporation,
     --------------------
partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

          (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     .11  Collateral Matters.
     -----------------------

          (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the

Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely
                                          -----------
conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion,
                              --------
release the Agent's Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section
                                                                    -------
14.11.
-----

          (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) from the Lenders of the Agent's authority to release any
   ----------------
Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to
            --------  -------
execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     .12  Restrictions on Actions by Lenders; Sharing of Payments. (a)  Each of
     ------------------------------------------------------------
the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

          (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of
                                       --------  -------
such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     .13  Agency for Perfection. Each Lender hereby appoints each other Lender
     --------------------------
as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

     .14  Payments by Agent to Lenders. All payments to be made by the Agent
     ---------------------------------
to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

     .15  Concerning the Collateral and the Related Loan Documents. Each Lender
     -------------------------------------------------------------
authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     .16  Field Audit and Examination Reports; Disclaimer by Lenders. By signing
     ---------------------------------------------------------------
this Agreement, each Lender:

          (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

          (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     .17  Relation Among Lenders. The Lenders are not partners or co-venturers,
     ---------------------------
and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


                                  ARTICLE 15
                                  ----------

                                 MISCELLANEOUS
                                 -------------

      .1  Cumulative Remedies; No Prior Recourse to Collateral. The enumeration
      --------------------------------------------------------
herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     .2  Severability. The illegality or unenforceability of any provision of
     ----------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     .3  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
     -------------------------------------------------------------------------
          (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR
                                    --------------------
HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE
FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM

THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

          (c) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED
         ------------
FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     .4  WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS AND THE AGENT EACH
     ------------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     .5  Survival of Representations and Warranties. All of the Borrower's
     ----------------------------------------------
representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

     .6  Other Security and Guaranties. The Agent, may, without notice or
     ---------------------------------
demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     .7  Fees and Expenses. The Borrower agrees to pay to the Agent, for its
     ---------------------
benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) reasonable Attorney Costs; (b) costs and reasonable expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and reasonable expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and reasonable expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and reasonable expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and reasonable expenses of preserving and protecting the Collateral; and (i) costs and reasonable expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.7.
                                -----------

     .8  Notices. Except as otherwise provided herein, all notices, demands and
     -----------
requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

          If to the Agent or to the Bank:


              Bank of America National Trust & Savings Association
              55 South Lake
              Suite 900
              Pasadena, CA  91101
              Attention:  Account Executive -- AMD
              Telecopy No. (626)578-6072


          If to the Borrower:

              Advanced Micro Devices, Inc.
              AMD International Sales and Service, Ltd.

              One AMD Place
              Mailstop 89
              Sunnyvale, CA  94088
              Attention:  Treasurer
              Telecopy No.:  (408) 774-7010

          with copies to:


              Advanced Micro Devices, Inc.
              One AMD Place
              Mailstop 150
              Sunnyvale, CA  94088
              Attention:  General Counsel

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     .9  Waiver of Notices. Unless otherwise expressly provided herein, the
     ---------------------
Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

     .10  Binding Effect. The provisions of this Agreement shall be binding upon
     -------------------
and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be
                               --------  -------
assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     .11  Indemnity of the Agent and the Lenders by the Borrower. The Borrower
     ------------------------------------------------------------
agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs of counsel mutually acceptable to the Borrower and the applicable Indemnified Person) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the bad faith, gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     .12  Limitation of Liability. No claim may be made by the Borrower, any
     ----------------------------
Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and the Borrower and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     .13  Final Agreement. This Agreement and the other Loan Documents are
     --------------------
intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

     .14  Counterparts. This Agreement may be executed in any number of
     -----------------
counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     .15  Captions. The captions contained in this Agreement are for convenience
     -------------
of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     .16  Right of Setoff. In addition to any rights and remedies of the Lenders
     --------------------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to
                                         --------  -------
give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

     .17  Joint and Several Liability.
     --------------------------------
          (a) The Borrower shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. The Borrower's Obligations with respect to Loans made to it, and the Borrower's Obligations arising as a result of the joint and several liability of the Borrower hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of the Borrower.

          (b) The Borrower's Obligations arising as a result of the joint and several liability of the Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (ii) the absence of any attempt to collect the Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrower,
(v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to the Borrower's Obligations arising as a result of the joint and several liability of the Borrower hereunder with respect to Loans or other extensions of credit made to either of the other Borrower hereunder, the Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the Borrower to the Agent and/or any Lender.

          Upon any Event of Default, the Agent may proceed directly and at once, without notice, against the Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. The Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of the Borrower or against or in payment of any or all of the Obligations.

     .18  Contribution and Indemnification among the Borrowers. Each Borrower is
     ---------------------------------------------------------
obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or

Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

     .19  Agency of the Parent for each other Borrower. AMDISS hereby
     -------------------------------------------------
irrevocably appoints the Parent as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgement, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by both of the Borrowers or each acting singly, shall be valid and effective if given or taken only by the Parent, whether or not AMDISS joins therein.

     .20  Priority of Obligations. The parties acknowledge that the Obligations
     ----------------------------
under this Agreement (a) shall be pari passu in right of payment with the senior notes issued under the Indenture, and (b) shall be senior to the Convertible Subordinated Notes issued pursuant to an Indenture dated May 8, 1998 between the Parent and The Bank of New York, as trustee.

                           [Signature pages follow.]

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                  "BORROWER"
                                  ----------

                                  ADVANCED MICRO DEVICES, INC.



                                  By /s/ Francis P. Barton
                                    --------------------------------
                                  Name: Francis P. Barton
                                       -----------------------------
                                  Title: Senior Vice President,
                                        ----------------------------
                                         Chief Financial Officer
                                        ----------------------------


                                  AMD INTERNATIONAL SALES AND
                                  SERVICE, LTD.

                                  By /s/ Francis P. Barton
                                    --------------------------------
                                  Name: Francis P. Barton
                                       -----------------------------
                                  Title: President, Chief Financial
                                        ----------------------------
                                         Officer & Treasurer
                                        ----------------------------

                                  "AGENT"
                                  -------

                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION, as the Agent


                                  By /s/ Kevin R. Kelly
                                    --------------------------------
                                  Name: Kevin R. Kelly
                                       -----------------------------
                                  Title: Vice President
                                        ----------------------------

                                  "LENDERS"
                                  ---------

Commitment: $200,000,000          BANK OF AMERICA NATIONAL TRUST AND SAVINGS
Pro Rata Share: 100%              ASSOCIATION, as a Lender


                                  By /s/ Kevin R. Kelly
                                    --------------------------------
                                  Name: Kevin R. Kelly
                                       -----------------------------
                                  Title: Vice President
                                        ----------------------------

                                   EXHIBIT A

                       FORM OF BORROWING BASE CERTIFICATE
                       ----------------------------------

                                   EXHIBIT B

                          FORM OF NOTICE OF BORROWING
                          ---------------------------



                                                           Date:
                                                                ---------------



To: Bank of America NT&SA as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of July 13, 1999 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement")
                                                ---------------------------
     among Advanced Micro Devices, Inc., AMD International Sales and Service, Ltd., certain Lenders which are signatories thereto and Bank of America NT&SA, as Agent

Ladies and Gentlemen:

     The undersigned, Advanced Micro Devices, Inc. (the "Parent"), refers to the
                                                         ------
Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

     1.  The applicable Borrower is                  .
                                   ------------------

     2.  The Business Day of the proposed Borrowing is                       .
                                                      -----------------------

     3.  The aggregate amount of the proposed Borrowing is $                  .
                                                            ------------------

     4.  The Borrowing is to be comprised of $          of Base Rate Loans and
                                              ----------
         $                of LIBOR Rate Loans.
          ----------------

     5. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be [one][two][three][six] months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date, in which case it shall have been true and correct as of such earlier date);

          (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

          (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans, plus the aggregate amount available
                                           ----
for drawing under all outstanding Letters of Credit to exceed the Availability or the combined Commitments of the Lenders.

                                  ADVANCED MICRO DEVICES, INC.



                                  By:
                                     ------------------------
                                  Title:
                                        ---------------------

                                   EXHIBIT C

                       NOTICE OF CONVERSION/CONTINUATION
                       ---------------------------------


Date:
     ---------------

To: Bank of America NT&SA as Agent for the Lenders party to the Loan and Security Agreement dated as of July 13, 1999 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among
                                         ---------------------------
     Advanced Micro Devices, Inc., AMD International Sales and Service, Ltd., certain Lenders which are signatories thereto and Bank of America NT&SA as Agent

Ladies and Gentlemen:

     The undersigned, Advanced Micro Devices, Inc. (the "Parent"), refers to the
                                                         ------
Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

     1.       The applicable Borrower is ____________.

     2.       The Conversion/Continuation Date is ____________.

     3. The aggregate amount of the Loans to be [converted] [continued] is $______________.

     4. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

     5. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be [one][two][three][six] months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

               (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date, in which case it shall have been true and correct as of such earlier date);

               (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

               (c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate
                                                              ----
amount available for drawing under all outstanding Letters of Credit to exceed the Availability or the combined Commitments of the Lenders.

                                    ADVANCED MICRO DEVICES, INC.



                                    By:____________________________
                                    Title:_________________________

                                   EXHIBIT D

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  -------------------------------------------

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance")
                                                     -------------------------
dated as of ___________________________________________ is made between
______________________________ (the "Assignor") and __________________________
                                     --------
(the "Assignee").
      --------

                                   RECITALS
                                   --------

     WHEREAS, the Assignor is party to that certain Loan and Security Agreement dated as of July 13, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "Loan Agreement") among Advanced Micro Devices,
                              --------------
Inc., a Delaware corporation (the "Borrower"), the several financial
                                   --------
institutions from time to time party thereto (including the Assignor, the

"Lenders"), and Bank of America NT&SA, as agent for the Lenders (the "Agent").
--------                                                              -----
Any terms defined in the Loan Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan Agreement;

          WHEREAS, as provided under the Loan Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrower in an
                                ---------------
aggregate amount not to exceed $__________ (the "Commitment");
                                                 ----------

          WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrower

          WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans, in an amount equal to $__________ (the "Assigned
                                                                     --------
Amount") on the terms and subject to the conditions set forth herein and the
------
Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      1.  Assignment and Acceptance.
          -------------------------
          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage
                                                      ---------------------
Share") of (A) the Commitment and the Committed Loans of the Assignor and (B)
-----
all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the Loan Documents.

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 15.11 of the Loan Agreement.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.   Payments.
          --------
          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

          (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section (__) of the Loan Agreement.

     3.   Reallocation of Payments.
          ------------------------

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Committed Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.
          ---------------------------

     The Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

     5.   Effective Date; Notices.
          -----------------------
          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________ (the "Effective Date");
                                                         --------------
provided that the following conditions precedent have been satisfied on or
--------
before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               [(ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the Assignee shall have complied with Section 14.10 of the Loan Agreement (if applicable);

               (v) the processing fee referred to in Section 2(b) hereof and in
Section 13.3 of the Loan Agreement shall have been paid to the Agent; and

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.
   ----------

     6.   Agent.
          -----
          (a) The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Loan Agreement.

          (b) [INCLUDE ONLY IF ASSIGNOR IS AGENT] [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Loan Agreement.]

     7.  Withholding Tax.
         ---------------

     The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.
          ------------------------------
          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any

Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.
          ------------------

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.
          -------------
          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                          [ASSIGNOR]

                                   By:_______________________________
                                   Title:____________________________

                                   By:_______________________________
                                   Title:____________________________

                                   Address:__________________________

                                          [ASSIGNEE]

                                    By:______________________________
                                    Title:___________________________

                                    By:______________________________
                                    Title:___________________________

                                    Address:_________________________

                                  SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------

                                                                 _______________

Bank of America NT&SA
_____________________________
_____________________________
Attn:________________________

Advanced Micro Devices, Inc.
_____________________________
_____________________________
Attn:________________________

Re:  Advanced Micro Devices, Inc.
     ----------------------------

Ladies and Gentlemen:

     We refer to the Loan and Security Agreement dated as of July 13, 1999 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Loan Agreement") among Advanced Micro Devices, Inc. and AMD
          --------------
International Sales and Service, Ltd. (collectively, the "Borrower"), the
                                                          --------
Lenders referred to therein and Bank of America NT&SA, as agent for the Lenders (the "Agent"). Terms defined in the Loan Agreement are used herein as therein
      -----
defined.

      1. We hereby give you notice of, and request the Agent's consent to, the assignment by __________________ (the "Assignor") to _______________ (the
                                       --------
"Assignee") of _____% of the right, title and interest of the Assignor in and to
---------
the Loan Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor and all outstanding Loans made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's
      -------------------------
Commitment, as of _____________, is $ ___________, and the aggregate amount of its outstanding Loans is $_____________.

     2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan Agreement.

     3.  The following administrative details apply to the Assignee:

          (A)  Notice Address:

               Assignee name:_______________________
               Address:_____________________________
                       _____________________________
                       _____________________________
               Attention:___________________________
               Telephone:  (___)____________________
               Telecopier:  (___)___________________
               Telex (Answerback):__________________

          (B)  Payment Instructions:

               Account No.:_________________________
                    At:    _________________________
                           _________________________
                           _________________________
               Reference:  _________________________
               Attention:  _________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                 Very truly yours,

                                 [NAME OF ASSIGNOR]

                                 By:__________________________

                                 Title:_______________________

                                 [NAME OF ASSIGNEE]

                                 By:__________________________

                                 Title:_______________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

Bank of America NT&SA,
as Agent

By:______________________________
Title:___________________________